                                                                    Exhibit D.8.

                                                                  EXECUTION COPY

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                       TORTOISE ENERGY CAPITAL CORPORATION

                                U.S.$100,000,000

               6.07% Senior Notes, Series D, due December 21, 2014

                                  -------------

                         MASTER NOTE PURCHASE AGREEMENT

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                             DATED DECEMBER 21, 2007

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                                TABLE OF CONTENTS

SECTION                             HEADING                                 PAGE

                                      -i-

       Section 8.7.        Prepayment of Notes upon Discounted Value

       Section 12.4.       No Waivers or Election of Remedies, Expenses, Etc..25

                                      -ii-

SECTION 16.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

                                     -iii-

SCHEDULE A          --     Information Relating to Purchasers

SCHEDULE B          --     Defined Terms

SCHEDULE 5.3        --     Disclosure Materials

SCHEDULE 5.5        --     Financial Statements

SCHEDULE 5.15       --     Existing Indebtedness

EXHIBIT 1           --     Form of 6.07% Senior Note, Series D, due December 21,
                           2014

EXHIBIT 4.4(a)      --     Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)      --     Form of Opinion of Special Counsel for the Purchasers

EXHIBIT S           --     Form of Supplement to Master Note Purchase Agreement

                                      -iv-

                       TORTOISE ENERGY CAPITAL CORPORATION
                        10801 MASTIN BOULEVARD, SUITE 222
                           OVERLAND PARK, KANSAS 66210

      U.S.$100,000,000 6.07% Senior Notes, Series D, due December 21, 2014

                                                               December 21, 2007

TO EACH OF THE PURCHASERS LISTED IN
         SCHEDULE A HERETO:

Ladies and Gentlemen:

         Tortoise  Energy  Capital  Corporation,  a  Maryland  corporation  (the
"Company"),  agrees with each of the  purchasers  whose names  appear at the end hereof (each, a "Purchaser" and, collectively, the "Purchasers") as follows:

SECTION 1. AUTHORIZATION OF NOTES.

     Section 1.1.  Authorization  of Series D Notes.  The Company will authorize the issue and sale of U.S.$100,000,000  aggregate principal amount of its 6.07%,
Series D, Senior Notes due December 21, 2014 (the "Series D Notes").  The Series
D Notes described above together with each series of Additional  Notes which may from  time to time be issued  pursuant  to the  provisions  of  Section  1.2 are collectively  referred to as the "Notes"  (such term shall also include any such notes  issued in  substitution  therefor  pursuant to Section  13). The Series D
Notes  shall  be  substantially  in the  form  set  out in  Exhibit  1.  Certain capitalized  and other terms used in this  Agreement  are defined in Schedule B;
and references to a "Schedule" or an "Exhibit" are, unless otherwise  specified, to a Schedule or an Exhibit attached to this Agreement.

     Section 1.2.  Additional  Series of Notes.  The Company  may,  from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional  series of its senior  unsecured  promissory  notes under the
provisions  of  this  Agreement   pursuant  to  a  supplement  (a  "Supplement")
substantially  in the form of  Exhibit S. Each  additional  series of Notes (the
"Additional  Notes")  issued  pursuant to a  Supplement  shall be subject to the following terms and conditions:

          (i)  each  series  of  Additional  Notes,  when so  issued,  shall  be
     differentiated  from  all  previous  series  by  distinctive   alphabetical
     designation inscribed thereon;

          (ii) each series of Additional Notes shall be dated the date of issue, bear  interest  at such  rate or rates,  mature  on such date or dates,  be subject to such mandatory and optional  prepayments on the dates and at the premiums, if any, have such additional or different conditions precedent to closing,  such representations and warranties and such

     additional  covenants and additional events of default (including covenants and/or  events of  default  which are  similar  in  structure  to  existing covenants  and/or  events of default  and are more  restrictive)  as may be permitted  under the 1940 Act and as shall be specified  in the  Supplement under which such Additional Notes are issued and upon execution of any such
     Supplement,  this Agreement shall be amended (a) to reflect such additional covenants and such  additional  events of default without further action on the part of the  holders of the Notes  outstanding  under  this  Agreement, provided,  that any such  additional  covenants  and  additional  events of default  shall not reduce or diminish any  existing  covenants or events of default,  but shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding, and (b) to reflect such  representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional  Notes in accordance with the provisions of Section 16;

          (iii) each series of  Additional  Notes  issued  under this  Agreement shall be in  substantially  the form of Exhibit 1 to Exhibit S hereto  with such  variations,  omissions  and  insertions as are necessary or permitted hereunder;

          (iv) the minimum  principal amount of any series of Notes issued under a Supplement shall be U.S.$10,000,000,  and the minimum  denomination shall be  U.S.$250,000  except as may be necessary  to evidence  the  outstanding amount of any Note  originally  issued in a denomination of U.S.$250,000 or more;

          (v) all  Additional  Notes  shall  mature more than one year after the issuance  thereof  and shall  rank pari  passu  with all other  outstanding
     Notes; and

          (vi) no Additional  Notes shall be issued  hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof,  any  Default  or Event of  Default  shall  have  occurred  and be continuing.

It is specifically  acknowledged  and agreed that the Purchasers of the Series D
Notes,  or any other holder of Notes shall not have any  obligation  to purchase any Additional Notes.

SECTION 2. SALE AND PURCHASE OF SERIES D NOTES.

     Subject to the terms and  conditions  of this  Agreement,  the Company will issue and sell to each  Purchaser  and each  Purchaser  will  purchase  from the
Company,  at the  Closing  provided  for in  Section  3,  Series  D Notes in the principal amount  specified  opposite such Purchaser's name in Schedule A at the purchase  price  of  100%  of the  principal  amount  thereof.  The  Purchasers'
obligations  hereunder  are several and not joint  obligations  and no Purchaser shall have any liability to any Person for the performance or non-performance of any  obligation by any other  Purchaser  hereunder.  The Series D Notes and each other series of Notes issued hereunder are each herein sometimes  referred to as
Notes of a "series".

                                      -2-

SECTION 3. CLOSING.

     The sale  and  purchase  of the  Series  D Notes  to be  purchased  by each
Purchaser  shall occur at the  offices of Chapman and Cutler LLP,  111 W. Monroe
Street, Chicago,  Illinois 60603-4080, at 10:00 a.m., Chicago time, at a closing
(the "Closing") on December 21, 2007 or on such other Business Day thereafter on or prior to  December  28,  2007 as may be agreed  upon by the  Company  and the
Purchasers. At the Closing the Company will deliver to each Purchaser the Series
D Notes to be purchased by such  Purchaser in the form of a single Series D Note
(or  such  greater  number  of  Series  D Notes  in  denominations  of at  least
U.S.$250,000  as such  Purchaser may request)  dated the date of the Closing and registered in such  Purchaser's  name (or in the name of its  nominee),  against delivery by such Purchaser to the Company or its order of immediately  available funds  in the  amount  of the  purchase  price  therefor  by  wire  transfer  of immediately available funds for the account of the Company for credit to account number ____________,  at U.S. Bank, N.A., 1555 N. River Center Drive, Milwaukee,
Wisconsin  53212,  _________________,  Account  of  U.S.  Bank  Trust  Services,
Attention:  David Neumann,  for further  credit to account # _______.  If at the
Closing the Company shall fail to tender such Series D Notes to any Purchaser as provided above in this Section 3, or any of the conditions  specified in Section
4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall,  at its  election,  be  relieved of all  further  obligations  under this
Agreement,  without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

     Each  Purchaser's  obligation to purchase and pay for the Series D Notes to be sold to such  Purchaser at the Closing is subject to the  fulfillment to such
Purchaser's  satisfaction,  prior  to  or  at  the  Closing,  of  the  following conditions  (except that the  conditions  set forth in Section 4.12 shall not be applicable to the Series D Notes):

     Section  4.1.  Representations  and  Warranties.  The  representations  and warranties  of the Company in this  Agreement  shall be correct when made and at the time of the Closing.

     Section 4.2. Performance;  No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be  performed  or  complied  with by it prior to or at the  Closing and after giving  effect to the issue and sale of the Series D Notes (and the  application of the proceeds  thereof as contemplated by Section 5.14) no Default or Event of
Default shall have occurred and be continuing.

     Section 4.3. Compliance Certificates.

     (a)  Officer's  Certificate.  The  Company  shall  have  delivered  to such
Purchaser an Officer's  Certificate,  dated the date of the Closing,  certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

     (b)  Secretary's  Certificate.  The Company  shall have  delivered  to such
Purchaser a certificate of its Secretary or Assistant Secretary,  dated the date of the Closing,  certifying  as to

                                      -3-

the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series D Notes and this Agreement.

     Section  4.4.  Opinions  of Counsel.  Such  Purchaser  shall have  received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Blackwell Sanders,  LLP, counsel for the Company,  covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the  transactions  contemplated  hereby as such  Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the  Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers'
special counsel in connection with such transactions,  substantially in the form set forth in Exhibit  4.4(b) and covering  such other  matters  incident to such transactions as such Purchaser may reasonably request.

     Section 4.5. Purchase  Permitted by Applicable Law, Etc. On the date of the
Closing  such  Purchaser's  purchase of Series D Notes shall (a) be permitted by the  laws and  regulations  of each  jurisdiction  to which  such  Purchaser  is subject,  without recourse to provisions (such as section  1405(a)(8) of the New
York  Insurance  Law)  permitting  limited  investments  by insurance  companies without  restriction as to the character of the particular  investment,  (b) not violate  any  applicable  law  or  regulation  (including,  without  limitation,
Regulation  T, U or X of the Board of Governors of the Federal  Reserve  System)
and (c) not subject  such  Purchaser to any tax,  penalty or liability  under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser,  such Purchaser shall have received an Officer's Certificate  certifying as to such matters of fact as such  Purchaser  may  reasonably  specify to enable such  Purchaser to determine whether such purchase is so permitted.

     Section  4.6.  Sale of Other  Series D  Notes.  Contemporaneously  with the
Closing the Company shall sell to each other  Purchaser and each other Purchaser shall  purchase  the  Series D Notes to be  purchased  by it at the  Closing  as specified in Schedule A.

     Section  4.7.  Payment  of  Special  Counsel  Fees.  Without  limiting  the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers'  special counsel referred to in  Section  4.4 to the  extent  reflected  in a  statement  of such  counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.8. Private Placement Number. A Private Placement Number issued by
Standard & Poor's CUSIP Service Bureau (in cooperation  with the SVO) shall have been obtained for each series of the Notes.

     Section 4.9.  Changes in Corporate  Structure.  The Company  shall not have changed its jurisdiction of incorporation  or  organization,  as applicable,  or been  a  party  to  any  merger  or  consolidation  or  succeeded  to all or any substantial  part of the liabilities of any other entity,  at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     Section 4.10. Funding  Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a  Responsible  Officer

                                      -4-

on letterhead of the Company  confirming the information  specified in Section 3 including (i) the name and address of the transferee  bank, (ii) such transferee bank's ABA number and (iii) the account  name and number into which the purchase price for the Series D Notes is to be deposited.

     Section  4.11.   Proceedings   and  Documents.   All  corporate  and  other
proceedings in connection with the  transactions  contemplated by this Agreement and all  documents  and  instruments  incident  to such  transactions  shall  be satisfactory to such Purchaser and its special  counsel,  and such Purchaser and its special  counsel  shall have  received  all such  counterpart  originals  or certified  or other copies of such  documents as such  Purchaser or such special counsel may reasonably request.

     Section 4.12.  Conditions to Issuance of Additional  Notes. The obligations of the Additional Purchasers,  if any, to purchase any Additional Notes shall be subject to the following  conditions  precedent,  in addition to the  conditions specified  in the  Supplement  pursuant  to which such  Additional  Notes may be issued:

          (a) Compliance Certificate. A duly authorized Senior Financial Officer shall execute and deliver to each  Additional  Purchaser and each holder of
     Notes an  Officer's  Certificate  dated the date of issue of such series of
     Additional  Notes stating that such officer has reviewed the  provisions of this  Agreement  (including any  Supplements  hereto) and setting forth the information and  computations  (in sufficient  detail) required in order to establish  whether the Company is in compliance  with the  requirements  of
     Sections  9 and 10 (and  any  other  financial  covenants  included  in any
     Supplement  with respect to any series of Notes then  outstanding)  on such date.

          (b)  Execution and Delivery of  Supplement.  The Company and each such
     Additional  Purchaser shall execute and deliver a Supplement  substantially in the form of Exhibit S hereto.

          (c)   Representations  of  Additional   Purchasers.   Each  Additional
     Purchaser shall have confirmed in the Supplement  that the  representations set forth in Section 6 are true with respect to such  Additional  Purchaser on and as of the date of issue of the Additional Notes.

          (d) Closing Conditions.  The closing conditions set forth in Section 4 shall have been  updated and  performed  as of the date of issuance of each series of Additional Notes (irrespective of whether such closing conditions initially apply only to the Series D Notes).

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to each Purchaser that:

     Section  5.1.  Organization;   Power  and  Authority.   The  Company  is  a
corporation duly organized, validly existing and in good standing under the laws of its  jurisdiction  of

                                      -5-

incorporation,  and is duly  qualified as a foreign  corporation  and is in good standing in each  jurisdiction in which such  qualification  is required by law, other than those  jurisdictions as to which the failure to be so qualified or in good  standing  would  not,  individually  or in the  aggregate,  reasonably  be expected to have a Material Adverse Effect.  The Company has the corporate power and  authority to own or hold under lease the  properties  it purports to own or hold under  lease,  to  transact  the  business  it  transacts  and  proposes to transact,  to execute and deliver this  Agreement  and the Series D Notes and to perform the provisions  hereof and thereof.  The Company is and will continue to be registered as a non-diversified,  closed-end investment management company as such term is used in the 1940 Act.

     Section 5.2. Authorization, Etc. This Agreement and the Series D Notes have been  duly  authorized  by all  necessary  corporate  action  on the part of the
Company, and this Agreement constitutes, and upon execution and delivery thereof each Series D Note will constitute, a legal, valid and binding obligation of the
Company  enforceable against the Company in accordance with its terms, except as such  enforceability  may be limited by (i) applicable  bankruptcy,  insolvency, reorganization,  moratorium or other similar laws  affecting the  enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section  5.3.  Disclosure.  The  Company,  through its agents,  SPP Capital
Partners,  LLC and U.S. Bank N.A.,  have delivered to each Purchaser a copy of a
Confidential   Direct   Placement   Memorandum,   dated   November   2007   (the
"Memorandum"), relating to the transactions contemplated hereby. This Agreement, the Memorandum and the certificates  delivered to the Purchasers by or on behalf of the  Company in  connection  with the  transactions  contemplated  hereby and identified in Schedule 5.3, and the financial  statements listed in Schedule 5.5
(this Agreement,  the Memorandum and such certificates and financial  statements delivered  to each  Purchaser  prior to  December  5, 2007  being  referred  to, collectively,  as the "Disclosure Documents"),  taken as a whole, do not contain any untrue  statement  of a  material  fact or omit to state any  material  fact necessary  to make  the  statements  therein  not  misleading  in  light  of the circumstances  under which they were made. Except as disclosed in the Disclosure
Documents,  since  November 30, 2006,  there has been no change in the financial condition,  operations,  business  or  properties  of the  Company or any of its
Subsidiaries  except  changes that  individually  or in the aggregate  would not reasonably be expected to have a Material Adverse Effect.

     Section 5.4. No  Subsidiaries.  The Company has no  Subsidiaries  as of the
date of Closing.

     Section 5.5. Financial Statements;  Material  Liabilities.  The Company has
delivered to each  Purchaser  copies of the financial  statements of the Company listed on Schedule 5.5. All of said financial statements (including in each case the related  schedules  and notes) fairly  present in all material  respects the financial  position of the Company as of the respective  dates specified in such
Schedule and the results of their  operations  and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto
(subject,  in the case of any interim financial  statements,  to normal year-end adjustments).  The Company does not have any Material

                                      -6-

liabilities  that are not  disclosed on such  financial  statements or otherwise disclosed in the Disclosure Documents.

     Section 5.6.  Compliance with Laws, Other Instruments,  Etc. The execution, delivery and performance by the Company of this Agreement and the Series D Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the  creation of any Lien in respect of any property of the Company under,  any  indenture,  mortgage,  deed of  trust,  loan,  purchase  or  credit agreement,  lease, corporate charter or by-laws, or any other Material agreement or  instrument  to which the  Company is bound or by which the Company or any of their  respective  properties  may be bound or affected,  (ii)  conflict with or result in a breach of any of the terms,  conditions  or provisions of any order, judgment,  decree, or ruling of any court,  arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or  regulation  of any  Governmental  Authority  applicable to the Company, including, without limitation, the Securities Act and the 1940 Act.

     Section  5.7.  Governmental  Authorizations,  Etc. No consent,  approval or authorization of, or registration,  filing or declaration with, any Governmental
Authority is required in connection with the execution,  delivery or performance by the Company of this Agreement or the Series D Notes, other than a filing of a
Form D in such jurisdictions in which such filing is required.

     Section 5.8.  Litigation;  Observance of Statutes and Orders. (a) There are
no actions, suits, investigations or proceedings pending or, to the knowledge of the Company,  threatened against or affecting the Company or any property of the
Company  in any court or before any  arbitrator  of any kind or before or by any
Governmental Authority that, individually or in the aggregate,  would reasonably be expected to have a Material Adverse Effect.

     (b) The Company is not in default under any order or judgment and is not in violation  of any  decree or ruling of any  court,  arbitrator  or  Governmental
Authority or is not in  violation  of any  applicable  law,  ordinance,  rule or regulation  (including without limitation  Environmental Laws or the USA Patriot
Act) of any Governmental Authority, which default or violation,  individually or in the  aggregate,  would  reasonably  be  expected  to have a Material  Adverse
Effect.

     Section 5.9.  Taxes.  The Company has filed all income tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and  assessments  payable by them,  to the extent such taxes and  assessments  have become due and payable and before they have become delinquent, except for any taxes and assessments (i)
the amount of which is not individually or in the aggregate Material or (ii) the amount,  applicability or validity of which is currently being contested in good faith by  appropriate  proceedings  and with  respect to which the  Company  has established  adequate  reserves in accordance  with GAAP. As of the date hereof, the Company has not been subject to a Federal income tax audit and no statute of limitations related to Federal income tax liabilities of the Company has run.

                                      -7-

     Section  5.10.  Title  to  Property;  Leases.  The  Company  has  good  and sufficient  title to its  Material  properties,  including  all such  properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been  acquired by the Company  after said date (except as sold or otherwise disposed of in the ordinary course of business),  in each case free and clear of Liens  prohibited  by this  Agreement,  except for those defects in title  and  Liens  that,  individually  or in the  aggregate,  would  not have a
Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

     Section  5.11.  Licenses,  Permits,  Etc. The Company owns or possesses all licenses, permits, franchises, authorizations,  patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are
Material,  without known  conflict  with the rights of others,  except for those conflicts  that,  individually  or in the  aggregate,  would not have a Material
Adverse Effect.

     Section  5.12.  Compliance  with  ERISA.  (a) The  Company  and each  ERISA
Affiliate  have  operated  and  administered  each Plan in  compliance  with all applicable laws except for such instances of  noncompliance as have not resulted in and could not reasonably be expected to result in a Material  Adverse Effect.
Neither the Company nor any ERISA Affiliate has incurred any liability  pursuant to Title I or IV of ERISA or the  penalty or excise tax  provisions  of the Code relating to employee  benefit  plans (as defined in section 3 of ERISA),  and no event,  transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any
ERISA  Affiliate,  or in the  imposition  of  any  Lien  on  any of the  rights, properties  or assets of the  Company  or any ERISA  Affiliate,  in either  case pursuant to Title I or IV of ERISA or to such  penalty or excise tax  provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such  liabilities  or Liens as would  not be  individually  or in the  aggregate
Material.

     (b) The present value of the aggregate  benefit  liabilities  under each of the Plans (other than  Multiemployer  Plans),  determined  as of the end of such
Plan's most recently  ended plan year on the basis of the actuarial  assumptions specified for funding  purposes in such Plan's most recent  actuarial  valuation report,  did not exceed the  aggregate  current value of the assets of such Plan allocable to such benefit  liabilities.  The term "benefit  liabilities" has the meaning  specified  in section 4001 of ERISA and the terms  "current  value" and
"present value" have the meaning specified in section 3 of ERISA.

     (c) The  Company  and its ERISA  Affiliates  have not  incurred  withdrawal liabilities  (and are not subject to contingent  withdrawal  liabilities)  under
section  4201  or  4204  of  ERISA  in  respect  of  Multiemployer   Plans  that
individually or in the aggregate are Material.

     (d) The expected  postretirement  benefit obligation  (determined as of the last day of the  Company's  most recently  ended fiscal year in accordance  with
Financial  Accounting  Standards  Board  Statement  No. 106,  without  regard to liabilities  attributable to continuation  coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     (e) The execution and delivery of this  Agreement and the issuance and sale of the Series D Notes hereunder will not involve any transaction that is subject to the  prohibitions  of

                                      -8-

section 406 of ERISA or in connection with which a tax could be imposed pursuant to section  4975(c)(1)(A)-(D)  of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser's  representation  in Section
6.2 as to the sources of the funds used to pay the purchase  price of the Series
D Notes to be purchased by such Purchaser.

     Section  5.13.  Private  Offering by the  Company.  Neither the Company nor
anyone  acting on its  behalf  has  offered  the  Series D Notes or any  similar securities  for sale to, or solicited  any offer to buy any of the same from, or otherwise  approached or negotiated  in respect  thereof with,  any person other than the Purchasers and not more than 51 other Institutional Investors,  each of which has been  offered  the  Series D Notes at a private  sale for  investment.
Neither the Company nor anyone acting on its behalf has taken, or will take, any action  that would  subject  the  issuance  or sale of the Series D Notes to the registration  requirements  of  Section  5 of  the  Securities  Act  or  to  the
registration  requirements  of any securities or blue sky laws of any applicable jurisdiction.

     Section 5.14. Use of Proceeds;  Margin Regulations.  The Company will apply the proceeds of the sale of the Series D Notes as set forth in Section II of the
Memorandum.  No  part of the  proceeds  from  the  sale  of the  Series  D Notes hereunder  will be used,  directly or  indirectly,  for the purpose of buying or carrying or trading in any  securities or margin stock under such  circumstances as to  involve  the  Company  in a  violation  of  Regulation  X of the Board of
Governors of the Federal Reserve System (12 CFR 224) or to involve any broker or dealer in a violation  of  Regulation T of said Board (12 CFR 220) or to involve any lender in violation of  Regulation U of said Board (12 CFR 221).  As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section  5.15.  Existing  Indebtedness.  (a) Except as  described  therein,
Schedule  5.15  sets  forth a  complete  and  correct  list  of all  outstanding indebtedness of the Company as of September 30, 2007 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any,  and  Guaranty  thereof,  if any),  since  which  date there has been no
Material  change in the amounts,  interest  rates,  sinking  funds,  installment payments or maturities of the indebtedness of the Company. The Company is not in default and no waiver of default is currently  in effect,  in the payment of any principal  or  interest  on any  indebtedness  of the  Company,  and no event or condition exists with respect to any indebtedness of the Company the outstanding principal  amount of which exceeds  $10,000,000  that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) The Company is not a party to, or  otherwise  subject to any  provision contained  in,  any  instrument  evidencing  indebtedness  of the  Company,  any agreement  relating thereto or any other agreement  (including,  but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, indebtedness of the Company, except as specifically indicated in Schedule 5.15.

                                      -9-

     Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the  Series  D Notes by the  Company  hereunder  nor its use of the  proceeds thereof will  violate the Trading with the Enemy Act, as amended,  or any of the foreign assets control  regulations of the United States Treasury Department (31
CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     (b)  The  Company  (i) is  not a  Person  described  or  designated  in the
Specially Designated Nationals and Blocked Persons List of the Office of Foreign
Assets  Control  or in  Section 1 of the  Anti-Terrorism  Order or (ii) does not engage in any dealings or transactions  with any such Person.  The Company is in compliance, in all material respects, with the USA Patriot Act.

     (c) No part of the proceeds  from the sale of the Series D Notes  hereunder will be used,  directly or  indirectly,  for any  payments  to any  governmental official or employee,  political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

     Section  5.17.  Status under Certain  Statutes.  The Company is in material compliance  with the 1940 Act,  including,  but not  limited  to,  all  leverage provisions specified in the 1940 Act.

     Section 5.18. Pari Passu Ranking.  The indebtedness  referenced in Schedule
5.15, the Series D Notes and each other series of Notes issued  hereunder  shall rank pari passu as to the distribution of Company assets.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

     Section 6.1. Purchase for Investment.  Each Purchaser severally  represents that it is purchasing  the Series D Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such  Purchaser's or their control.  Each Purchaser  understands that the
Series D Notes  have not been  registered  under the  Securities  Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available,  except under  circumstances  where neither such registration nor such an exemption is required by law, and that the
Company is not required to register the Series D Notes.

     Section 6.2. Source of Funds. Each Purchaser  severally  represents that at least one of the following  statements is an accurate  representation as to each source of funds (a  "Source")  to be used by such  Purchaser to pay the purchase price of the Series D Notes to be purchased by such Purchaser hereunder:

          (a) the Source is an "insurance  company general account" (as the term
     is  defined  in  the  United  States   Department  of  Labor's   Prohibited
     Transaction  Exemption

                                      -10-

     ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the  annual  statement  for life  insurance  companies  approved  by the
     National   Association  of  Insurance   Commissioners   (the  "NAIC  Annual
     Statement"))  for the general account  contract(s)  held by or on behalf of any  employee  benefit  plan  together  with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee  benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same  employee  organization  in the general account do not exceed 10% of the total reserves and liabilities of the general account  (exclusive of separate  account  liabilities)  plus surplus  as  set  forth  in the  NAIC  Annual  Statement  filed  with  such
     Purchaser's state of domicile; or

          (b) the  Source is a separate  account  that is  maintained  solely in connection with such Purchaser's fixed contractual  obligations under which the amounts  payable,  or credited,  to any  employee  benefit plan (or its related  trust) that has any interest in such  separate  account (or to any participant or beneficiary of such plan  (including any annuitant)) are not affected  in any  manner  by the  investment  performance  of the  separate account; or

          (c) the  Source is either (i) an  insurance  company  pooled  separate account,  within  the  meaning  of PTE  90-1  or  (ii)  a  bank  collective investment  fund,  within  the  meaning  of the PTE  91-38  and,  except as disclosed  by such  Purchaser  to the  Company in writing  pursuant to this clause (c), no employee  benefit plan or group of plans  maintained  by the same employer or employee  organization  beneficially owns more than 10% of all  assets  allocated  to  such  pooled  separate  account  or  collective investment fund; or

          (d) the Source  constitutes assets of an "investment fund" (within the meaning  of  Part V of PTE  84-14  (the  "QPAM  Exemption"))  managed  by a
     "qualified  professional  asset  manager" or "QPAM"  (within the meaning of
     Part V of the QPAM  Exemption),  no employee benefit plan's assets that are included in such  investment  fund,  when  combined  with the assets of all other employee benefit plans established or maintained by the same employer or by an  affiliate  (within  the  meaning of  Section  V(c)(1) of the QPAM
     Exemption)  of such  employer  or by the  same  employee  organization  and managed by such QPAM, exceed 20% of the total client assets managed by such
     QPAM,  the  conditions  of Part  I(c)  and (g) of the  QPAM  Exemption  are
     satisfied, as of the last day of its most recent calendar quarter, the QPAM does  not  own a 10%  or  more  interest  in  the  Company  and  no  person controlling or controlled by the QPAM (applying the definition of "control"
     in Section V(e) of the QPAM  Exemption)  owns a 20% or more interest in the
     Company  (or less than 20% but greater  than 10%, if such person  exercises control  over the  management  or  policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee  benefit  plans whose  assets are included in such  investment fund have been disclosed to the Company in writing  pursuant to this clause
     (d); or

          (e) the Source  constitutes  assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset  manager"  or  "INHAM"  (within  the  meaning of Part IV of the INHAM
     Exemption), the

                                      -11-

     conditions of Part I(a), (g) and (h) of the INHAM  Exemption are satisfied, neither  the  INHAM nor a person  controlling  or  controlled  by the INHAM
     (applying  the  definition  of  "control"  in  Section  IV(d) of the  INHAM
     Exemption)  owns a 5% or more  interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee  benefit  plan(s)  whose assets  constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

          (f) the Source is a governmental plan; or

          (g) the Source is one or more employee  benefit  plans,  or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been  identified  to the  Company in writing  pursuant to this clause (g); or

          (h) the Source does not include  assets of any employee  benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms  "employee  benefit plan,"  "governmental plan," and "separate  account"  shall have the respective  meanings  assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

     Section 7.1. Financial and Business Information.  The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly  Statements -- within 60 days (or such shorter period as is 15 days  after the  mailing  of the  Company's  quarterly  report to its stockholders)  after the end of each quarterly fiscal period in each fiscal year of the Company  (other than the last  quarterly  fiscal period of each such fiscal year), duplicate copies of,

               (i)  an   unaudited   balance   sheet  of  the  Company  and  its
          Subsidiaries, as at the end of such quarter, and

               (ii)  unaudited  statements  of  income  of the  Company  and its
          Subsidiaries, for such quarter,

     and certified by a Senior Financial  Officer as fairly  presenting,  in all material  respects,  the financial position of the companies being reported on and their  results of  operations,  subject to  changes  resulting  from year-end  adjustments,  provided,  that the Company shall be deemed to have made such delivery of such quarterly financial  statements if it shall have timely made such quarterly financial  statements available on its home page
     on  the  worldwide  web  (at  the  date  of  this  Agreement   located  at:
     http//www.tortoiseadvisors.com)  and shall  have given  such  holder  prior notice  of such  availability  on its home  page in  connection  with  each delivery  (such  availability  and  notice  thereof  being  referred  to as
     "Electronic Delivery");

                                      -12-

          (b) Annual Statements -- within 105 days (or such shorter period as is
     15 days after the filing of the Company's  Annual Report on Form N-SAR (the
     "Form N-SAR") with the SEC  regardless of whether the Company is subject to the filing  requirements  thereof) after the end of each fiscal year of the
     Company, duplicate copies of,

               (i) a  consolidated  balance sheet and schedule of investments of the Company and its Subsidiaries, as at the end of such year, and

               (ii)  consolidated  statements  of income of the  Company and its
          Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable  detail,  prepared in accordance  with GAAP, and accompanied by an opinion thereon of independent  public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies  being  reported upon and their results of operations  and have been prepared in conformity  with GAAP,  and that the  examination  of such accountants in connection with such financial statements has been made in accordance with generally  accepted  auditing  standards,  and that such audit  provides a reasonable  basis for such opinion in the  circumstances, provided that the delivery  within the time period  specified  above of the
     Company's  N-SAR for such  fiscal  year  prepared  in  accordance  with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements  of this  Section  7.1(b),  and  provided,  further,  that the
     Company shall be deemed to have made such delivery of such Form N-SAR if it shall have timely made Electronic Delivery thereof;

          (c) SEC and Other Reports -- promptly upon their  becoming  available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any  Subsidiary to its principal  lending banks as a whole  (excluding  information sent to such banks in the ordinary course of administration of a bank facility,  such as information relating to pricing and borrowing availability),  any NRSRO or to its public securities holders generally,  and (ii) each  regular or periodic  report,  each  registration statement  that shall have become  effective  (without  exhibits  except as expressly  requested by such  holder),  and each final  prospectus  and all amendments  thereto  filed by the  Company or any  Subsidiary  with the SEC provided  that the  Company  shall be deemed to have made such  delivery of such information if it shall have made Electronic Delivery thereof;

          (d) Notice of Default  or Event of  Default  --  promptly,  and in any event within five days after a Responsible  Officer  becoming  aware of the existence of any Default or Event of Default,  a written notice  specifying the nature and period of  existence  thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after a Responsible  Officer  becoming aware of any of the  following,  a written notice  setting

                                      -13-

     forth the nature  thereof  and the action,  if any,  that the Company or an
     ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section  4043(c) of ERISA and the  regulations  thereunder,  for which notice thereof has not been waived pursuant to such  regulations as in effect on the date hereof; or

               (ii)  the  taking  by the  PBGC of  steps  to  institute,  or the threatening  by the  PBGC of the  institution  of,  proceedings  under section 4042 of ERISA for the  termination of, or the appointment of a trustee to administer,  any Plan, or the receipt by the Company or any
          ERISA  Affiliate  of a notice  from a  Multi-employer  Plan  that such action has been taken by the PBGC with respect to such  Multi-employer
          Plan; or

               (iii) any event,  transaction  or condition  that could result in the incurrence of any liability by the Company or any ERISA  Affiliate pursuant  to Title I or IV of  ERISA  or the  penalty  or  excise  tax provisions of the Code relating to employee  benefit plans,  or in the imposition  of any Lien on any of the rights,  properties or assets of the Company or any ERISA Affiliate  pursuant to Title I or IV of ERISA or such penalty or excise tax  provisions,  if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

          (f) Requested  Information -- with reasonable  promptness,  such other data  and  information  relating  to  the  business,  operations,  affairs, financial  condition,  assets or  properties  of the  Company or any of its
     Subsidiaries  or  relating  to the  ability of the  Company to perform  its obligations  under this  Agreement and under the Notes as from time to time may be reasonably requested by such holder of Notes; and

          (g)  Supplements -- promptly and in any event within five (5) Business
     Days after the execution and delivery of any Supplement, a copy thereof.

     Section  7.2.  Officer's  Certificate.  Each  set of  financial  statements delivered  to a holder of Notes  pursuant  to Section  7.1(a) or Section  7.1(b)
shall be  accompanied  by a certificate of a Senior  Financial  Officer  setting forth  (which,  in  the  case  of  Electronic  Delivery  of any  such  financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

          (a)  Covenant  Compliance  --  the  information   (including  detailed
     calculations)  required  in order to  establish  whether the Company was in compliance  with the  requirements  of Sections 9.5, 9.6, 9.7 and 10.5, and any other financial  covenant added pursuant to any Supplement,  during the quarterly or annual period covered by the statements  then being  furnished
     (including  with  respect  to each  such  Section,  where  applicable,  the calculations of the maximum or minimum amount, ratio or percentage,  as

                                      -14-

     the case may be,  permissible  under  the terms of such  Sections,  and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such Senior Financial Officer has reviewed the relevant  terms hereof and has made, or caused to be made, under his or her  supervision,  a review of the transactions and conditions of the Company and its Subsidiaries  from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that  constitutes a Default or an Event of Default or, if any such  condition or event  existed or exists, specifying  the nature and period of existence  thereof and what action the
     Company shall have taken or proposes to take with respect thereto.

     Section 7.3.  Visitation.  The Company shall permit the  representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default  then  exists,  at the expense of such holder and upon reasonable prior notice to the Company, to visit the  principal  executive  office of the  Company,  to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the
     Company's  officers,  and, with the consent of the Company  (which  consent will  not  be  unreasonably  withheld)  to  visit  the  other  offices  and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default  then  exists,  at the expense  of the  Company  to  visit  and  inspect  any of  the  offices  or properties  of  the  Company  or  any  Subsidiary,  to  examine  all  their respective  books of account,  records,  reports and other papers,  to make copies and extracts  therefrom,  and to discuss their  respective  affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company  authorizes said accountants to discuss  the  affairs,  finances  and  accounts  of the  Company and its
     Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PAYMENT AND PREPAYMENT OF THE SERIES D NOTES.

     Section 8.1.  Maturity.  As provided  therein,  the entire unpaid principal balance of the Series D Notes  shall be due and  payable on the stated  maturity date thereof.

     Section 8.2. Optional  Prepayments with Make-Whole Amount. The Company may, at its option,  upon notice as provided  below,  prepay at any time all, or from time to time any part of, the Series D Notes,  in an amount not less than 10% of the aggregate  principal  amount of the Series D Notes then  outstanding  in the case of a partial prepayment,  at 100% of the principal amount so prepaid,  plus the Make-Whole  Amount  determined for the prepayment  date with respect to such principal  amount.  The Company will give each holder of Series D Notes  written notice of each optional  prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall  specify such

                                      -15-

date (which shall be a Business  Day),  the  aggregate  principal  amount of the
Series D Notes to be prepaid on such date, the principal amount of each Series D
Note held by such holder to be prepaid  (determined  in accordance  with Section
8.3),  and the interest to be paid on the  prepayment  date with respect to such principal  amount being prepaid,  and shall be accompanied by a certificate of a
Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment  (calculated as if the date of such notice were the date of the  prepayment),  setting forth the details of such  computation.  Two Business
Days prior to such  prepayment,  the  Company  shall  deliver to each  holder of
Series  D Notes a  certificate  of a Senior  Financial  Officer  specifying  the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Series D Notes  pursuant to Section 8.2, the principal  amount of the Series D Notes to be prepaid shall be allocated among all of the Series D
Notes at the time  outstanding in proportion,  as nearly as practicable,  to the
respective  unpaid  principal   amounts  thereof  not  theretofore   called  for
prepayment.  All  partial  prepayments  made  with  respect  to  any  series  of
Additional  Notes  pursuant to any  Supplement  shall be  allocated  as provided therein.

     Section 8.4.  Maturity;  Surrender,  Etc. In the case of each prepayment of
Series D Notes pursuant to this Section 8, the principal amount of each Series D
Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day),  together with interest on such principal amount accrued to such date and the applicable  Make-Whole  Amount, if any.  From and after  such  date,  unless  the  Company  shall  fail to pay such principal  amount  when so due and  payable,  together  with  the  interest  and
Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Series D Note paid or prepaid in full shall be surrendered to the Company and  cancelled  and shall not be  reissued,  and no Series D Note shall be issued in lieu of any prepaid principal amount of any Series D Note.

     Section  8.5.  Purchase of Notes.  The Company will not and will not permit any  Affiliate to purchase,  redeem,  prepay or otherwise  acquire,  directly or indirectly,  any of the  outstanding  Notes  except  (a)  upon  the  payment  or prepayment  of the  Notes  in  accordance  with  the  terms  of  this  Agreement
(including any  Supplement  hereto) and the Notes or (b) pursuant to an offer to purchase  made by the  Company or an  Affiliate  pro rata to the  holders of all
Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with  sufficient  information  to enable it to make an informed decision with respect to such offer, and shall remain open for at least
30 Business Days. If the holders of more than 50% of the principal amount of the
Notes then outstanding  accept such offer, the Company shall promptly notify the remaining  holders of such fact and the  expiration  date for the  acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  The Company  will  promptly  cancel all Notes acquired by it or any Affiliate pursuant to any payment,  prepayment or purchase of Notes  pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

                                      -16-

     Section 8.6. Make-Whole Amount for the Series D Notes.  "Make-Whole Amount"
means, with respect to any Series D Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining  Scheduled Payments with respect to the
Called Principal of such Series D Note over the amount of such Called Principal, provided that the  Make-Whole  Amount may in no event be less than zero. For the purposes of determining  the  Make-Whole  Amount,  the following  terms have the following meanings:

          "Called  Principal"  means,  with  respect to any  Series D Note,  the principal  of such Series D Note that is to be prepaid  pursuant to Section
     8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted  Value" means, with respect to the Called Principal of any
     Series D Note, the amount obtained by discounting  all Remaining  Scheduled
     Payments  with  respect to such  Called  Principal  from  their  respective scheduled  due dates to the  Settlement  Date with  respect to such  Called
     Principal, in accordance with accepted financial practice and at a discount factor  (applied on the same  periodic  basis as that on which  interest on such  Series  D Notes is  payable)  equal to the  Reinvestment  Yield  with respect to such Called Principal.

          "Reinvestment  Yield" means,  with respect to the Called  Principal of any  Series D Note,  .50% (50  basis  points)  over the  yield to  maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second  Business Day preceding the Settlement Date with respect to such
     Called  Principal,  on the display  designated as "Page PX1" (or such other display as may replace  Page PX1) on  Bloomberg  Financial  Markets for the most recently issued actively  traded on the run U.S.  Treasury  securities having  a  maturity  equal to the  Remaining  Average  Life of such  Called
     Principal  as of such  Settlement  Date,  or (ii)  if such  yields  are not reported  as of such time or the  yields  reported  as of such time are not ascertainable  (including by way of  interpolation),  the Treasury Constant
     Maturity Series Yields  reported,  for the latest day for which such yields have  been  so  reported  as of  the  second  Business  Day  preceding  the
     Settlement Date with respect to such Called  Principal,  in Federal Reserve
     Statistical Release H.15 (or any comparable successor publication) for U.S.
     Treasury  securities  having a  constant  maturity  equal to the  Remaining
     Average Life of such Called Principal as of such Settlement Date.

          In the case of each determination  under clause (i) or clause (ii), as the case may be, of the  preceding  paragraph,  such implied  yield will be determined,  if necessary,  by (a) converting U.S. Treasury bill quotations to bond equivalent  yields in accordance with accepted  financial  practice and (b)  interpolating  linearly  between (1) the applicable U.S.  Treasury security  with the  maturity  closest to and  greater  than such  Remaining
     Average  Life  and (2) the  applicable  U.S.  Treasury  security  with  the maturity  closest  to and  less  than  such  Remaining  Average  Life.  The
     Reinvestment  Yield  shall be rounded  to the  number of decimal  places as appears in the interest rate of the applicable Series D Note.

                                      -17-

          "Remaining  Average Life" means, with respect to any Called Principal, the number of years  (calculated to the nearest  one-twelfth year) obtained by dividing  (i) such Called  Principal  into (ii) the sum of the  products obtained by  multiplying  (a) the  principal  component  of each  Remaining
     Scheduled  Payment with respect to such Called  Principal by (b) the number of years  (calculated  to the  nearest  one-twelfth  year) that will elapse between the Settlement  Date with respect to such Called  Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining  Scheduled  Payments"  means,  with  respect  to the Called
     Principal of any Series D Note,  all payments of such Called  Principal and interest  thereon that would be due after the Settlement  Date with respect to such Called  Principal if no payment of such Called  Principal were made prior to its scheduled due date,  provided that if such  Settlement Date is not a date on which interest payments are due to be made under the terms of the  Series  D Notes,  then the  amount  of the next  succeeding  scheduled interest  payment will be reduced by the amount of interest accrued to such
     Settlement Date and required to be paid on such Settlement Date pursuant to
     Section 8.2 or Section 12.1.

          "Settlement  Date" means,  with respect to the Called Principal of any
     Series D Note,  the date on which such  Called  Principal  is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately  due and payable pursuant to Section 12.1, as the context requires.

     Section 8.7. Prepayment of Notes upon Discounted Value Shortfall.

     (a)  Condition to Company  Action.  Within five (5)  Business  Days after a
Responsible Officer has knowledge of any Discounted Value Shortfall, the Company shall  have  given  to each  holder  of  Notes  written  notice  containing  and constituting an offer to prepay Notes as described in  subparagraph  (b) of this
Section 8.7,  accompanied by the certificate  described in  subparagraph  (e) of this Section 8.7.

     (b)  Offer to Prepay  Notes.  The offer to  prepay  Notes  contemplated  by subparagraph (a) of this Section 8.7 shall be an offer to prepay,  in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the  name  of a  nominee  for a  disclosed  beneficial  owner  shall  mean  such beneficial owner) on the date specified in such offer (the "Proposed  Prepayment
Date") that is not less than 30 days and not more than 60 days after the date of such  offer (if the  Proposed  Prepayment  Date shall not be  specified  in such offer, the Proposed  Prepayment Date shall be the first Business Day which is at least 45 days after the date of such offer).

     (c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made  pursuant to this Section 8.7 by causing a notice of such  acceptance to be delivered to the Company at least 15 days prior to the Proposed Prepayment Date.
A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

                                      -18-

     (d)  Prepayment.  Prepayment  of the Notes to be prepaid  pursuant  to this
Section 8.7 shall be at 100% of the  principal  amount of such  Notes,  together with  interest  on such Notes  accrued to the date of  prepayment,  but  without
Make-Whole Amount. The prepayment shall be made on the Proposed Prepayment Date.

     (e) Officer's Certificate.  Each offer to prepay the Notes pursuant to this
Section  8.7  shall  be  accompanied  by a  certificate,  executed  by a  Senior
Financial  Officer of the Company and dated the date of such offer,  specifying:
(i) the Proposed  Prepayment Date; (ii) that such offer is made pursuant to this
Section  8.7;  (iii) the  interest  that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; and (iv) in reasonable detail, a description of the Discounted Value Shortfall then occurring.

SECTION 9. AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 9.1.  Compliance  with Law.  Without  limiting  Section  10.4,  the
Company  will and will cause each of its  Subsidiaries  to comply with all laws, ordinances  or  governmental  rules  or  regulations  to  which  each of them is
subject,  including,  without  limitation,   ERISA,  the  USA  Patriot  Act  and
Environmental  Laws,  and will  obtain  and  maintain  in effect  all  licenses,
certificates,   permits,   franchises  and  other  governmental   authorizations
necessary to the ownership of their  respective  properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance  with such laws,  ordinances or governmental rules or regulations or  failures  to  obtain or  maintain  in effect  such  licenses,  certificates, permits,  franchises and other governmental  authorizations would not reasonably be  expected,  individually  or in the  aggregate,  to have a  Material  Adverse
Effect.  Without  limiting the  foregoing,  the Company shall remain in material compliance,  at all times with the 1940 Act, including,  but not limited to, all leverage  provisions  specified in the 1940 Act. The Company shall timely file a
Form D with  respect to each  issuance  of Notes  hereunder  to the extent  such filing is required.

     Section 9.2.  Payment of Taxes. The Company will and will cause each of its
Subsidiaries to file all income tax or similar tax returns  required to be filed in any  jurisdiction  and to pay and  discharge  all  taxes  shown to be due and payable on such returns and all other taxes, assessments,  governmental charges, or levies  payable by any of them,  to the  extent the same have  become due and payable  and before  they have  become  delinquent,  provided  that  neither the
Company nor any Subsidiary need pay any such tax, assessment,  charge or levy if
(i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate  proceedings, and the Company or a Subsidiary has established  adequate  reserves  therefor in accordance  with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes,  assessments,  charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     Section 9.3. Corporate Existence, Etc. Subject to Section 10.2, the Company
will at all times  preserve  and keep in full  force and  effect  its  corporate existence.  The Company  will at all times  preserve  and keep in full force and effect the corporate  existence of each of its Subsidiaries  (unless merged into the Company or a Wholly-Owned  Subsidiary)  and all rights and franchises of the
Company and its Subsidiaries

                                      -19-

unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not,  individually or in the aggregate,  have a Material Adverse
Effect.

     Section 9.4. Books and Records. The Company will and will cause each of its
Subsidiaries  to, maintain proper books of record and account in conformity with
GAAP and all applicable  requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary,  as the case may
be.

     Section 9.5. Asset  Coverage.  The Company shall  maintain,  as of the last
Business Day of each month, asset coverage with respect to the Senior Securities which is equal to or greater than the 1940 Act Asset Coverage.

     Section 9.6. Discounted Value Shortfall.  The Company shall maintain, as of each Valuation Date, Eligible Assets having an aggregate  Discounted Value equal to or greater than the Basic Maintenance Amount, provided, however, that Section
8.7 shall be the sole remedy in the event the Company fails to do so.

     Section 9.7. Current Rating on Senior Securities.  The Company shall at all times maintain a current rating (a "Current Rating") of at least A2 or better by
Moody's (or its equivalent by another NRSRO) (the "Minimum Rating Level") on one or more  issuances of Senior  Securities  having a principal  amount of not less than  $10,000,000.  Without limiting the obligation of the Company to maintain a
Current Rating, the Company shall not be required to maintain the Minimum Rating
Level  during such times (and only during such times) that either or both of the following  is true (x) such  requirement  to maintain  the Minimum  Rating Level results in a determination  by the SEC that the Series D Notes or any Additional
Notes  constitute  a "class"  separate  from any other  indebtedness  under,  or otherwise  would  violate,  the  applicable  provisions  of the  1940 Act or (y)
neither the Bank  Agreement  nor any other  Material  indebtedness  (which shall
include  any  indebtedness  in  an  aggregate   principal  amount  of  at  least
U.S.$10,000,000  (or its  equivalent))  of the Company  contains a substantially similar requirement.

SECTION 10. NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     Section  10.1.   Transactions   with   Affiliates.   The  Company  and  its
Subsidiaries  will comply with the 1940 Act  provisions,  rules and  regulations relating to transactions (including without limitation the purchase, lease, sale or exchange of  properties of any kind or the rendering of any service) with any
Affiliate (other than the Company or another Subsidiary),  and such transactions shall be  pursuant  to the  reasonable  requirements  of the  Company's  or such
Subsidiary's  business and upon terms fair and reasonable to the Company or such
Subsidiary.

                                      -20-

     Section 10.2. Merger, Consolidation,  Etc. The Company will not consolidate with or merge  with  any  other  Person  or  convey,  transfer  or lease  all or
substantially  all  of  its  assets  in  a  single   transaction  or  series  of
transactions to any Person unless:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance,  transfer or lease all or substantially all of the assets of the Company as an entirety,  as the case may be,  shall  be a  solvent  corporation  or  limited  liability  company organized  and  existing  under the laws of the United  States or any State thereof  (including  the District of Columbia),  and, if the Company is not
     such corporation or limited liability company,  such corporation or limited liability  company  shall have executed and delivered to each holder of any
     Notes its assumption of the due and punctual  performance and observance of each covenant and condition of this Agreement and the Notes; and

          (b)  immediately  before and  immediately  after giving effect to such transaction,  no  Default or Event of Default  shall have  occurred  and be continuing.

No such conveyance,  transfer or lease of substantially all of the assets of the
Company  shall  have the  effect  of  releasing  the  Company  or any  successor corporation or limited liability company that shall theretofore have become such in the manner  prescribed  in this  Section 10.2 from its  liability  under this
Agreement or the Notes.

     Section  10.3.  Line of Business.  The Company  shall remain at all times a non-diversified,  closed-end  investment  management company for the purposes of the 1940 Act and  continue to engage in business of the same general type as now conducted by the Company.

     Section 10.4.  Terrorism  Sanctions  Regulations.  The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially  Designated  Nationals  and Blocked  Persons List of the Office of
Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

     Section 10.5. Certain Other  Restrictions.  (a) The Company will not engage in certain  proscribed  transactions set forth in the Rating Agency  Guidelines, unless it has received  written  confirmation  from each such Rating Agency that proscribes the applicable  transaction in its Rating Agency  Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a
Senior Security.

     (b) The Company will not declare, pay or set apart for payment any dividend or other distribution  (other than a dividend or distribution paid in shares of, or options,  warrants or rights to subscribe  for or purchase,  common shares or other  shares  of  capital  stock of the  Company)  upon any  class of shares of capital stock of the Company, unless, in every such case, immediately after such transaction,  the 1940 Act Asset Coverage would be achieved after  deducting the amount of such dividend,  distribution,  or purchase  price, as the case may be;
provided,  however,  that dividends may be declared upon any preferred shares of capital stock of

                                      -21-

the Company if the Notes and any other Senior  Securities have an asset coverage of at least 200% at the time of declaration thereof,  after deducting the amount of such dividend.

     (c) A  declaration  of a dividend or other  distribution  on or purchase or redemption of any common or preferred  shares of capital stock of the Company is prohibited  (i) at any  time  that an  Event  of  Default  has  occurred  and is continuing or (ii) if after giving effect to such declaration, the Company would not have Eligible  Assets with an aggregate  Discounted  Value at least equal to the lesser of the Basic Maintenance Amount or the 1940 Act Asset Coverage.

SECTION 11. EVENTS OF DEFAULT.

     An "Event of Default"  shall exist if any of the  following  conditions  or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole
     Amount, if any, on any Note when the same becomes due and payable,  whether at  maturity  or at a  date  fixed  for  prepayment  or by  declaration  or otherwise; or

          (b) the Company  defaults  in the payment of any  interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company  defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 9.7 or 10.5; or any covenant in a  Supplement  which  provides  that it  shall  have  the  benefit  of this paragraph (c) or

          (d) the Company  defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in
     Sections  11(a),  (b) and (c)) and such default is not  remedied  within 30 days  after the  earlier  of (i) a  Responsible  Officer  obtaining  actual knowledge of such default and (ii) the Company  receiving written notice of such  default  from any  holder of a Note (any  such  written  notice to be identified  as a "notice  of  default"  and to refer  specifically  to this
     Section 11(d)); or

          (e) any  representation or warranty made in writing by or on behalf of the Company or by any officer of the  Company in this  Agreement  or in any writing furnished in connection with the transactions  contemplated  hereby proves to have been false or incorrect in any material  respect on the date as of which made; or

          (f) (i) the Company or any  Significant  Subsidiary  is in default (as principal or as guarantor or other  surety) in the payment of any principal of or premium or make-whole  amount or interest on any indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect  thereto,  or (ii) the Company or any  Significant  Subsidiary  is  in  default  in  the  performance  of  or compliance  with  any  term  of  any  evidence  of any  indebtedness  in an aggregate  outstanding  principal amount of at least  $10,000,000 or of any mortgage,  indenture  or other  agreement  relating  thereto  or any  other condition  exists,  and as a

                                      -22-

     consequence of such default or condition such  indebtedness has become,  or has been declared due and payable before its stated  maturity or before its
     regularly  scheduled  dates  of  payment,   provided,  that  the  foregoing
     provisions  of this Section  11(f) shall not be  enforceable  and shall not constitute  an Event of  Default  hereunder  if  either  (x) such  Event of
     Default has resulted in a determination  by the SEC that the Series D Notes or any  Additional  Notes  constitute  a  "class"  separate  from any other indebtedness under, or otherwise would violate,  the applicable  provisions of the 1940 Act or (y) neither the Bank  Agreement  nor any other  Material
     indebtedness   (which  shall  include  any  indebtedness  in  an  aggregate principal  amount of at least  U.S.$10,000,000  (or its equivalent)) of the
     Company contains a substantially similar default; or

          (g) the Company or any  Significant  Subsidiary  (i) is generally  not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files,  or consents by answer or otherwise to the filing  against it of, a petition for relief or  reorganization or arrangement or any other petition  in  bankruptcy,  for  liquidation  or to  take  advantage  of any bankruptcy, insolvency, reorganization,  moratorium or other similar law of any  jurisdiction,  (iii)  makes  an  assignment  for  the  benefit  of its creditors,  (iv)  consents to the  appointment  of a  custodian,  receiver, trustee or other  officer  with  similar  powers with respect to it or with respect to any  substantial  part of its property,  (v) is  adjudicated  as insolvent  or to be  liquidated,  or (vi)  takes  corporate  action for the purpose of any of the foregoing; or

          (h) a court or Governmental Authority of competent jurisdiction enters an  order  appointing,  without  consent  by  the  Company  or  any  of its
     Significant Subsidiaries,  a custodian,  receiver, trustee or other officer with similar  powers with respect to it or with respect to any  substantial part of its property,  or  constituting  an order for relief or approving a petition for relief or  reorganization  or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its  Significant  Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) if,  pursuant to Section  18(a)(1)(c)(ii)  of the 1940 Act, on the
     last business day of each of twenty-four  consecutive  calendar  months the
     Notes shall have an asset coverage of less than 100%.

SECTION 12. REMEDIES ON DEFAULT, ETC.

     Section 12.1. Acceleration.  (a) If an Event of Default with respect to the
Company  described  in  Section  11(g) or (h)  (other  than an Event of  Default described in clause (i) of Section  11(g) or described in clause (vi) of Section
11(g) by virtue of the fact that such clause  encompasses  clause (i) of Section
11(g)) has occurred,  all the Notes then outstanding shall automatically  become immediately due and payable.

                                      -23-

     (b) If any other  Event of Default  has  occurred  and is  continuing,  the
Required Holders may at any time at its or their option, by notice or notices to the Company,  declare all the Notes then  outstanding to be immediately  due and payable.

     (c) If any Event of Default  described in Section 11(a) or (b) has occurred and is  continuing,  any  holder  or  holders  of Notes at the time  outstanding affected by such Event of Default may at any time,  at its or their  option,  by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes  becoming due and payable under this Section  12.1,  whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes,  plus (x) all accrued and unpaid interest thereon (including,  but not limited to, interest accrued thereon at the Default
Rate) and (y) the  Make-Whole  Amount  determined  in respect of such  principal amount  (to  the  full  extent  permitted  by  applicable  law),  shall  all  be immediately due and payable, in each and every case without presentment, demand, protest  or  further  notice,  all of  which  are  hereby  waived.  The  Company acknowledges,  and the parties hereto agree,  that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company
(except as herein specifically  provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are  accelerated  as a result of an Event of  Default,  is  intended  to provide compensation for the deprivation of such right under such circumstances.

     Section  12.2.  Other  Remedies.  If any  Default or Event of  Default  has
occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time  outstanding  may proceed to protect and enforce the rights of such  holder  by an  action  at law,  suit in  equity  or  other  appropriate proceeding,  whether for the specific  performance  of any  agreement  contained herein or in any Note,  or for an  injunction  against a violation of any of the terms hereof or thereof,  or in aid of the exercise of any power granted  hereby or thereby or by law or otherwise.

     Section  12.3.  Rescission.  At any time after any Notes have been declared due and payable  pursuant to Section  12.1(b) or (c), the Required  Holders,  by
written notice to the Company,  may rescind and annul any such  declaration  and its  consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and  Make-Whole  Amount,  if any, on any Notes that are due and payable  and are  unpaid  other  than by  reason  of such  declaration,  and all interest on such overdue  principal and Make-Whole  Amount,  if any, and (to the extent  permitted  by  applicable  law) any  overdue  interest in respect of the
Notes,  at the Default Rate,  (b) neither the Company nor any other Person shall have  paid  any  amounts  which  have  become  due  solely  by  reason  of  such declaration,  (c) all Events of Default and Defaults,  other than non-payment of amounts  that have  become due solely by reason of such  declaration,  have been cured or have been waived  pursuant to Section 17, and (d) no judgment or decree has been  entered  for the payment of any monies due  pursuant  hereto or to the
Notes.  No rescission  and  annulment  under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

                                      -24-

     Section 12.4. No Waivers or Election of Remedies,  Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising  any right, power or remedy shall operate as a waiver thereof or otherwise  prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this  Agreement or by any Note upon any holder thereof shall be exclusive of any other right,  power or remedy  referred to herein or therein or now or hereafter available  at law, in equity,  by statute or  otherwise.  Without  limiting  the obligations  of the Company under Section 15, the Company will pay to the holder of each Note on demand such further  amount as shall be  sufficient to cover all costs and  expenses of such holder  incurred in any  enforcement  or  collection under this Section 12,  including,  without  limitation,  reasonable  attorneys'
fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     Section  13.1.  Registration  of  Notes.  The  Company  shall  keep  at its principal  executive  office a register for the registration and registration of transfers  of Notes.  The name and  address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more
Notes  shall  be  registered  in such  register.  Prior to due  presentment  for registration of transfer,  the Person in whose name any Note shall be registered shall be deemed and  treated as the owner and holder  thereof  for all  purposes hereof,  and the Company shall not be affected by any notice or knowledge to the contrary.  The  Company  shall  give  to  any  holder  of  a  Note  that  is  an
Institutional  Investor promptly upon request  therefor,  a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the  designated  officer (all as specified in Section 18(iii)),  for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly  executed by the  registered  holder of such Note or such  holder's  attorney  duly  authorized  in writing  and  accompanied  by the relevant name,  address and other  information for notices of each transferee of such Note or part  thereof) and subject to the  satisfaction  of the  applicable rules governing the  transferability of restricted  securities under federal and applicable  state  securities  laws,  within ten Business Days  thereafter,  the
Company shall execute and deliver,  at the Company's expense (except as provided below),  one or more new Notes of the same  series (as  requested  by the holder thereof) in exchange  therefor,  in an aggregate  principal  amount equal to the unpaid  principal  amount of the  surrendered  Note. Each such new Note shall be payable to such Person as such holder may request and shall be  substantially in the form of  Exhibit 1 hereto or  Exhibit 1 of the  appropriate  Supplement,  as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the  surrendered  Note if no interest shall have been paid thereon.  The Company may require  payment of a sum sufficient to cover any stamp tax or  governmental charge  imposed in respect of any such  transfer  of Notes.  Notes  shall not be transferred  in  denominations  of  less  than  U.S.$250,000,  provided  that if necessary  to enable  the  registration  of  transfer  by a holder of its entire holding of Notes,  one Note may be in a denomination of less than  U.S.$250,000.
Any transferee,  by its acceptance of a Note registered in its name (or the name of its nominee),  shall be deemed to have made the  representation  set forth in
Section 6.2.

                                      -25-

     Section  13.3.  Replacement  of Notes.  Upon  receipt by the Company at the address and to the  attention  of the  designated  officer  (all as specified in
Section 18(iii)) of evidence  reasonably  satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an  Institutional  Investor,  notice from such  Institutional
Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory  to it  (provided  that if the holder of such Note is, or is a nominee  for,  an  original  Purchaser  or another  holder of a Note with a minimum net worth of at least U.S.$50,000,000 or a Qualified  Institutional
     Buyer,  such Person's own unsecured  agreement of indemnity shall be deemed to be satisfactory), or

          (b) in  the  case  of  mutilation,  upon  surrender  and  cancellation thereof,

within ten  Business  Days  thereafter,  the  Company at its own  expense  shall execute and deliver,  in lieu thereof, a new Note of the same series,  dated and bearing  interest from the date to which  interest  shall have been paid on such lost,  stolen,  destroyed  or  mutilated  Note or dated  the date of such  lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

     Section  14.1.  Place of  Payment.  Subject to Section  14.2,  payments  of principal,  Make-Whole  Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of
New York in such  jurisdiction.  The Company may at any time,  by notice to each holder of a Note, change the place of payment of the Notes so long as such place of  payment  shall  be  either  the  principal  office  of the  Company  in such jurisdiction  or the  principal  office  of a bank  or  trust  company  in  such jurisdiction.

     Section 14.2. Home Office  Payment.  So long as any Purchaser or Additional
Purchaser or such  Purchaser's  nominee or such Additional  Purchaser's  nominee shall be the  holder of any Note,  and  notwithstanding  anything  contained  in
Section  14.1 or in such Note to the  contrary,  the  Company  will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the  method  and  at the  address  specified  for  such  purpose  below  such
Purchaser's  name in  Schedule  A  hereto,  or,  in the  case of any  Additional
Purchaser's  Schedule  A  attached  to any  Supplement  pursuant  to which  such
Additional  Purchaser  is a party,  or by such  other  method  or at such  other address as such Purchaser or Additional  Purchaser  shall have from time to time specified to the Company in writing for such purpose,  without the  presentation or  surrender of such Note or the making of any  notation  thereon,  except that upon  written  request  of the  Company  made  concurrently  with or  reasonably promptly  after  payment or prepayment  in full of any Note,  such  Purchaser or
Additional  Purchaser  shall  surrender such Note for  cancellation,  reasonably promptly  after any such  request,  to the  Company at its  principal  executive office  or at the place of  payment  most  recently  designated  by the  Company pursuant to Section  14.1.  Prior to any sale or other  disposition  of any Note held by any Purchaser or Additional  Purchaser or such  Person's  nominee,  such
Person will, at its  election,  either  endorse  thereon the amount of principal paid  thereon  and the last  date to which  interest  has been paid  thereon  or surrender  such Note to the Company in exchange for a new Note or Notes pursuant to

                                      -26-

Section  13.2.  The Company will afford the benefits of this Section 14.2 to any
Institutional  Investor  that is the direct or indirect  transferee  of any Note purchased  by a  Purchaser  under  this  Agreement  and  that  has made the same agreement  relating  to such Note as the  Purchasers  have made in this  Section
14.2.

SECTION 15. EXPENSES, ETC.

     Section  15.1.  Transaction  Expenses.  Whether  or  not  the  transactions contemplated hereby are consummated, the Company will pay all costs and expenses
(including reasonable attorneys' fees of a special counsel for the Purchasers or any Additional  Purchasers and, if reasonably  required by the Required Holders, local or other counsel) incurred by each Purchaser and each Additional Purchaser and each other  holder of a Note in  connection  with such  transactions  and in connection with any amendments,  waivers or consents under or in respect of this
Agreement  (including  any  Supplement)  or  the  Notes  (whether  or  not  such amendment, waiver or consent becomes effective),  including, without limitation:
(a) the costs and expenses  incurred in enforcing or defending  (or  determining whether or how to enforce or defend) any rights under this Agreement  (including any  Supplement)  or the Notes or in  responding  to any subpoena or other legal process  or  informal  investigative  demand  issued  in  connection  with  this
Agreement  (including  any  Supplement)  or the  Notes,  or by reason of being a holder of any Note, (b) the costs and expenses,  including  financial  advisors'
fees, incurred in connection with the insolvency or bankruptcy of the Company or any  Subsidiary  or in  connection  with any  work-out or  restructuring  of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial  information with the SVO,  provided that such costs and expenses under this clause (c) shall not exceed $3,000 for each series of Notes.
The Company will pay, and will save each Purchaser,  each  Additional  Purchaser and each  other  holder of a Note  harmless  from,  all claims in respect of any fees,  costs or expenses if any,  of brokers and finders  (other than those,  if any,  retained by a Purchaser  or an  Additional  Purchaser  or other  holder in connection with its purchase of the Notes).

     Section 15.2.  Survival.  The obligations of the Company under this Section
15 will survive the payment or transfer of any Note, the enforcement,  amendment or waiver of any provision of this Agreement,  any Supplement or the Notes,  and the termination of this Agreement or any Supplement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All  representations  and warranties  contained herein or in any Supplement shall survive the execution and delivery of this Agreement,  such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest  therein and the payment of any Note, and may be relied upon by any  subsequent  holder of a Note,  regardless  of any investigation  made  at  any  time  by or on  behalf  of  any  Purchaser  or any
Additional  Purchaser or any other holder of a Note. All statements contained in any  certificate  or other  instrument  delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and
warranties   of  the  Company   under  this   Agreement,   provided,   that  the
representations  and warranties  contained in any Supplement  shall

                                      -27-

only be made for the  benefit of the  Additional  Purchasers  which are party to such Supplement and the holders of the Notes issued pursuant to such Supplement, including subsequent holders of any Note issued pursuant to such Supplement, and shall not require the consent of the holders of existing  Notes.  Subject to the preceding  sentence,  this Agreement  (including every Supplement) and the Notes embody the entire  agreement and  understanding  between the  Purchasers and the
Additional  Purchasers  and the Company and supersede all prior  agreements  and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

     Section 17.1.  Requirements.  This Agreement (including any Supplement) and the Notes may be amended,  and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively),  with (and only with) the written  consent of the Company  and the  Required  Holders,  except that (i) no amendment or waiver of any of the  provisions  of Section 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is  used  in  any  such  Section  or  such  corresponding  provision  of  any
Supplement),  will be effective as to any holder of Notes unless consented to by such  holder of Notes in  writing,  and (ii) no such  amendment  or waiver  may, without the written  consent of the holder of each Note at the time  outstanding affected  thereby,  (A)  subject to the  provisions  of Section 12  relating  to acceleration  or  rescission,  change  the amount or time of any  prepayment  or payment  of  principal  of, or reduce  the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (B)
change the percentage of the principal  amount of the Notes the holders of which are required to consent to any such  amendment or waiver,  or (iii) amend any of
Section 8,  11(a),  11(b),  12, 17 or 20 (or any  corresponding  provision  in a
Supplement).

     Section 17.2. Solicitation of Holders of Notes.

     (a)  Solicitation.  The  Company  will  provide  each  holder  of the Notes
(irrespective  of  the  amount  of  Notes  then  owned  by it)  with  sufficient information,  sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and  considered  decision with respect to any proposed  amendment,  waiver or consent in respect of any of the  provisions hereof,  any  Supplement or of the Notes.  The Company will deliver  executed or true and correct copies of each amendment,  waiver or consent effected  pursuant to the  provisions  of this  Section  17 to each  holder  of  outstanding  Notes promptly  following  the date on which  it is  executed  and  delivered  by,  or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any  remuneration,  whether by way of supplemental or additional  interest, fee or otherwise,  or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any  holder  of  Notes  or any  waiver  or  amendment  of any of the  terms  and provisions  hereof or any Supplement  unless such  remuneration  is concurrently paid, or security is concurrently  granted or other credit support  concurrently provided,  on the same terms,  ratably to each holder of Notes then  outstanding even if such holder did not consent to such waiver or amendment.

                                      -28-

     (c) Consent in Contemplation of Transfer. Any consent made pursuant to this
Section  17.2 by the  holder of any Note that has  transferred  or has agreed to transfer  such Note to the  Company,  any  Subsidiary  or any  Affiliate  of the
Company and has  provided  or has agreed to provide  such  written  consent as a condition to such transfer shall be void and of no force or effect except solely as to such  holder,  and any  amendments  effected  or waivers  granted or to be effected  or  granted  that would not have been or would not be so  effected  or granted but for such  consent  (and the  consents of all other  holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

     Section 17.3. Binding Effect,  Etc. Any amendment or waiver consented to as provided  in this  Section  17 applies  equally  to all  holders of Notes and is binding  upon them and upon each future  holder of any Note and upon the Company without  regard to whether such Note has been marked to indicate such  amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising  any rights  hereunder or under any Note  shall  operate  as a waiver of any  rights of any holder of such
Note. As used herein,  the term "this  Agreement" and  references  thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section  17.4.  Notes  Held by  Company,  Etc.  Solely  for the  purpose of determining  whether the holders of the  requisite  percentage  of the aggregate principal  amount  of  Notes  then  outstanding  approved  or  consented  to any amendment,  waiver or consent to be given under this Agreement or the Notes,  or have  directed  the taking of any action  provided  herein or in the Notes to be taken  upon the  direction  of the  holders  of a  specified  percentage  of the aggregate  principal  amount  of  Notes  then  outstanding,  Notes  directly  or indirectly  owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

     All notices and  communications  provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a  confirming  copy of such notice by a recognized overnight delivery service (charges prepaid),  or
(b) by  registered  or certified  mail with return  receipt  requested  (postage prepaid),  or (c) by a  recognized  overnight  delivery  service  (with  charges prepaid). Any such notice must be sent:

          (i) if to any Purchaser or its nominee,  to such  Purchaser or nominee at the address specified for such  communications in Schedule A, or at such other  address as such  Purchaser  or nominee  shall have  specified to the
     Company in writing;

          (ii) if to an Additional  Purchaser or its nominee, to such Additional
     Purchaser or its nominee at the address  specified for such  communications in  Schedule  A to  any  Supplement,  or at  such  other  address  as  such
     Additional  Purchaser or its nominee shall have specified to the Company in writing;

                                      -29-

          (iii) if to any  other  holder  of any  Note,  to such  holder at such address  as such  other  holder  shall  have  specified  to the  Company in writing; or

          (iv) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Mr. Terry C. Matlack, or at such other address as the Company  shall have  specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

     This  Agreement  and all documents  relating  thereto,  including,  without limitation,  (a)  consents,  waivers and  modifications  that may  hereafter  be executed,  (b)  documents  received  by any  Purchaser  at the Closing or by any
Additional   Purchaser  (except  the  Notes   themselves),   and  (c)  financial
statements, certificates and other information previously or hereafter furnished to any  Purchaser  or  any  Additional  Purchaser,  may be  reproduced  by  such
Purchaser  or  such  Additional  Purchaser  by  any  photographic,  photostatic, electronic,  digital,  or  other  similar  process  and such  Purchaser  or such
Additional  Purchaser  may destroy any  original  document  so  reproduced.  The
Company agrees and stipulates  that, to the extent  permitted by applicable law, any such reproduction  shall be admissible in evidence as the original itself in any  judicial or  administrative  proceeding  (whether or not the original is in existence  and whether or not such  reproduction  was made by such  Purchaser or
such   Additional   Purchaser  in  the  regular  course  of  business)  and  any enlargement,  facsimile  or  further  reproduction  of such  reproduction  shall likewise be  admissible  in  evidence.  This  Section 19 shall not  prohibit the
Company or any other holder of Notes from  contesting any such  reproduction  to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

     For the  purposes of this  Section  20,  "Confidential  Information"  means information  delivered  to any  Purchaser or any  Additional  Purchaser by or on
behalf of the Company or any  Subsidiary  in  connection  with the  transactions contemplated  by or otherwise  pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified
when  received  by  such  Purchaser  or  such  Additional   Purchaser  as  being
confidential  information of the Company or such Subsidiary,  provided that such term does not include information that (a) was publicly known or otherwise known to such  Purchaser  or  such  Additional  Purchaser  prior  to the  time of such disclosure,  (b) subsequently  becomes publicly known through no act or omission by such  Purchaser or such  Additional  Purchaser  or any person  acting on such
Purchaser's or such Additional  Purchaser's  behalf, (c) otherwise becomes known to such Purchaser or such Additional  Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes  financial statements delivered to such  Purchaser  or such  Additional  Purchaser  under  Section  7.1 that are otherwise publicly available.  Each Purchaser and such Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such Additional  Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser or such  Additional  Purchaser,  provided that such Purchaser or such Additional
Purchaser may deliver or

                                      -30-

disclose  Confidential  Information  to (i) its directors,  trustees,  officers, employees,  agents,  attorneys  and  affiliates  (to the extent such  disclosure reasonably  relates to the  administration of the investment  represented by its
Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information  substantially in accordance with the terms of this  Section  20,  (iii) any  other  holder of any Note,  (iv) any
Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this  Section  20), (v) any Person from which it offers to purchase any security of the  Company  (if such  Person has agreed in writing  prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state  regulatory  authority having  jurisdiction  over such
Purchaser or such  Additional  Purchaser,  (vii) the NAIC or the SVO or, in each case, any similar organization,  or any nationally recognized rating agency that requires  access  to  information  about  such  Purchaser's  or such  Additional
Purchaser's  investment  portfolio,  or (viii)  any other  Person to which  such delivery or disclosure may be necessary or appropriate (w) to effect  compliance with any law,  rule,  regulation or order  applicable to such  Purchaser or such
Additional  Purchaser,  (x) in response to any subpoena or other legal  process,
(y) in connection with any litigation to which such Purchaser or such Additional
Purchaser  is a  party  or  (z) if an  Event  of  Default  has  occurred  and is continuing,  to the extent  such  Purchaser  or such  Additional  Purchaser  may reasonably determine such delivery and disclosure to be necessary or appropriate in the  enforcement  or for the protection of the rights and remedies under such
Purchaser's or such Additional Purchaser's Notes and this Agreement. Each holder of a Note,  by its  acceptance  of a Note,  will be deemed to have  agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this  Agreement.  On reasonable  request by the Company in connection with  the  delivery  to any  holder  of a Note  of  information  required  to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this  Agreement  or its  nominee),  such holder will enter into an agreement  with the Company  embodying the provisions of this
Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

     Each  Purchaser  and each  Additional  Purchaser  shall  have the  right to substitute  any one of its  Affiliates as the purchaser of the Notes that it has agreed to purchase  hereunder,  by written  notice to the Company,  which notice shall be signed by both such  Purchaser or such  Additional  Purchaser  and such
Affiliate,  shall  contain  such  Affiliate's  agreement  to be  bound  by  this
Agreement and shall  contain a  confirmation  by such  Affiliate of the accuracy with respect to it of the  representations  set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser or such Additional  Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such
Affiliate in lieu of such original  Purchaser or such Additional  Purchaser.  In the event that such  Affiliate is so substituted as a Purchaser or an Additional
Purchaser  hereunder and such  Affiliate  thereafter  transfers to such original
Purchaser or such  original  Additional  Purchaser all of the Notes then held by such  Affiliate,  upon  receipt by the Company of notice of such  transfer,  any reference to such  Affiliate as a "Purchaser"  or an  "Additional  Purchaser" in
this  Agreement  (other than in this Section  21),  shall no longer be deemed to refer to such  Affiliate,  but shall refer to such  original  Purchaser  or such original  Additional  Purchaser,

                                      -31-

and such original  Purchaser or such original  Additional  Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

     Section 22.1.  Successors and Assigns.  All covenants and other  agreements contained  in this  Agreement  (including  all  covenants  and other  agreements contained in any  Supplement)  by or on behalf of any of the parties hereto bind and inure to the benefit of their respective  successors and assigns (including, without  limitation,  any  subsequent  holder of a Note) whether so expressed or not.

     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or  the  Notes  to  the  contrary  notwithstanding  (but  without  limiting  the requirement in Section 8.4 that the notice of any optional  prepayment specify a
Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole  Amount or interest on any Note that is due on a date other than a
Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the  computation of the interest  payable on such next succeeding  Business Day; provided that if the maturity date of any Note is a date other than a Business  Day, the payment  otherwise  due on such  maturity date shall be made on the next  succeeding  Business  Day and shall  include the additional  days  elapsed in the  computation  of interest  payable on such next succeeding Business Day.

     Section 22.3.  Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings  respectively given to them in accordance with GAAP. Except as otherwise  specifically provided herein,
(i) all computations made pursuant to this Agreement shall be made in accordance with GAAP,  and (ii) all  financial  statements  shall be prepared in accordance with GAAP.

     Section  22.4.  Severability.  Any  provision  of  this  Agreement  that is prohibited or unenforceable in any jurisdiction  shall, as to such jurisdiction, be ineffective to the extent of such  prohibition  or  unenforceability  without invalidating  the  remaining  provisions  hereof,  and any such  prohibition  or unenforceability in any jurisdiction shall (to the full extent permitted by law)
not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.5.  Construction,  Etc. (a) Each covenant contained herein shall be construed  (absent express provision to the contrary) as being independent of each other covenant  contained  herein, so that compliance with any one covenant shall  not  (absent  such an  express  contrary  provision)  be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking,  such provision  shall  be  applicable  whether  such  action  is  taken  directly  or indirectly by such Person.

     For the  avoidance  of  doubt,  all  Schedules,  Exhibits  and  Supplements attached to this Agreement shall be deemed to be a part hereof.

                                      -32-

     (b) The  Series D Notes  are the first  series of Notes to be issued  under this Agreement. The terms of the Indenture of Trust dated as of October 12, 2005 as  amended,  modified  or  supplemented  from time to time do not govern  Notes issued under this Agreement.

     Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one  instrument.  Each  counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance  with, and the rights of the parties shall be governed by, the law of the State of New York excluding  choice-of-law  principles of the law of such
State that would permit the application of the laws of a jurisdiction other than such State.

     Section  22.8.  Jurisdiction  and  Process;  Waiver of Jury Trial.  (a) The
Company  irrevocably  submits to the non-exclusive  jurisdiction of any New York
State or federal  court  sitting in the  Borough of  Manhattan,  The City of New
York,  over any suit,  action or  proceeding  arising out of or relating to this
Agreement or the Notes.  To the fullest extent  permitted by applicable law, the
Company  irrevocably  waives and agrees  not to assert,  by way of motion,  as a defense or otherwise,  any claim that it is not subject to the  jurisdiction  of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit,  action or proceeding  brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) The  Company  consents to process  being  served by or on behalf of any holder of Notes in any suit,  action or proceeding of the nature  referred to in
Section  22.8(a) by mailing a copy thereof by registered  or certified  mail (or any  substantially  similar  form of  mail),  postage  prepaid,  return  receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The
Company  agrees  that such  service  upon  receipt  (i) shall be deemed in every respect  effective  service  of  process  upon it in any such  suit,  action  or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid  personal  service upon and personal  delivery to it.
Notices  hereunder  shall be  conclusively  presumed  received as evidenced by a delivery receipt  furnished by the United States Postal Service or any reputable commercial delivery service.

     (c) Nothing in this  Section 22.8 shall affect the right of any holder of a
Note to serve  process in any manner  permitted  by law, or limit any right that the  holders  of any of the  Notes  may have to bring  proceedings  against  the
Company  in the  courts of any  appropriate  jurisdiction  or to  enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     (d) THE PARTIES  HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON
OR WITH RESPECT TO THIS AGREEMENT,  THE NOTES OR ANY OTHER DOCUMENT  EXECUTED IN
CONNECTION HEREWITH OR THEREWITH.

                                      -33-

                                    * * * * *

                                      -34-

     If you are in  agreement  with  the  foregoing,  please  sign  the  form of agreement  on a  counterpart  of this  Agreement  and return it to the  Company, whereupon this Agreement  shall become a binding  agreement  between you and the
Company.

                                       Very truly yours,

                                       TORTOISE ENERGY CAPITAL CORPORATION

                                       By
                                         ---------------------------------------
                                           Name:
                                           Its:

                                      -35-

                                  DEFINED TERMS

     As used herein, the following terms have the respective  meanings set forth below or set forth in the Section hereof following such term:

     "Additional Notes" is defined in Section 1.2.

     "Additional Purchasers" means purchasers of Additional Notes.

     "Affiliate"  means, at any time, and with respect to any Person,  any other
Person  that  at  such  time  directly  or   indirectly   through  one  or  more
intermediaries  Controls,  or is Controlled by, or is under common Control with, such first Person.  As used in this definition,  "Control" means the possession, directly or  indirectly,  of the power to direct or cause the  direction  of the management  and policies of a Person,  whether  through the  ownership of voting securities,  by contract or  otherwise.  Unless the  context  otherwise  clearly requires,  any reference to an "Affiliate" is a reference to an Affiliate of the
Company.

     "Anti-Terrorism  Order" means  Executive  Order No. 13,224 of September 24,
2001,  Blocking  Property and Prohibiting  Transactions with Persons Who Commit,
Threaten to Commit or Support  Terrorism,  66 U.S. Fed. Reg. 49, 079 (2001),  as
amended.

     "Bank  Agreement" means that certain Credit Agreement dated as of March 22,
2007 between the Company and U.S. Bank  National  Association,  as agent,  among others, as amended, modified, supplemented or replaced from time to time.

     "Basic  Maintenance   Amount"  as  of  any  Valuation  Date  is  the  basic
maintenance  amount required under the Rating Agency  Guidelines (which shall be the largest basic maintenance  amount in the event there is more than one Rating
Agency).

     "Business  Day" means (a) for the  purposes  of  Section  8.6 only (and any other  comparable  Section  set forth in a  Supplement),  any day  other  than a
Saturday,  a Sunday  or a day on  which  commercial  banks in New York  City are required  or  authorized  to be closed,  and (b) for the  purposes  of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which  commercial  banks in New York,  New York, or Overland Park,  Kansas,  are
required or authorized to be closed.

     "Capital  Lease"  means,  at any time,  a lease  with  respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Closing" is defined in Section 3.

     "Code"  means the Internal  Revenue  Code of 1986,  as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                                   SCHEDULE B
                       (to Master Note Purchase Agreement)

     "Company" means Tortoise Energy Capital Corporation, a Maryland corporation or any successor that becomes such in the manner prescribed in Section 10.2.

     "Confidential Information" is defined in Section 20.

     "Default"  means an event or condition the occurrence or existence of which would,  with the lapse of time or the giving of notice or both,  become an Event of Default.

     "Default  Rate"  means (1) with  respect to the Series D Notes that rate of interest  that is the  greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Series D Notes and (ii) 2.00%
over the rate of interest  publicly  announced  by Bank of New York in New York,
New York as its "base" or "prime"  rate and (2) with respect to any other series of Notes, the Default Rate as defined in such series of Notes.

     "Discount  Factor"  means the Moody's  Discount  Factor (if Moody's is then rating the Senior  Securities),  Fitch Discount  Factor (if Fitch is then rating
Senior  Securities)  or an Other Rating  Agency  Discount  Factor,  whichever is applicable.

     "Discounted  Value"  means the  quotient of the Market Value of an Eligible
Asset divided by the applicable  Discount Factor,  provided that with respect to an Eligible Asset that is currently callable,  Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable,  Discounted  Value will be equal to the quotient as calculated above or the par value, whichever is lower.

     "Discounted  Value  Shortfall"  means, as of any Valuation  Date,  Eligible
Assets having an aggregate  Discounted Value of less than the Basic  Maintenance
Amount.

     "Electronic Delivery" is defined in Section 7.1(a).

     "Eligible  Assets" means Moody's Eligible Assets or Fitch's Eligible Assets
(if Moody's or Fitch are then rating the Senior  Securities) and/or Other Rating
Agency Eligible Assets, whichever is applicable.

     "Environmental  Laws" means any and all Federal,  state, local, and foreign statutes,  laws, regulations,  ordinances,  rules,  judgments,  orders, decrees, permits, concessions,  grants, franchises,  licenses, agreements or governmental restrictions  relating to pollution and the protection of the environment or the release of any  materials  into the  environment,  including  but not limited to those related to Hazardous Materials.

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended from time to time, and the rules and regulations  promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
that is treated as a single employer together with the Company under section 414 of the Code.

                                      B-2

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fitch" means Fitch Ratings and its successors at law.

     "Fitch Discount  Factor" means the discount  factors set forth in the Fitch
Guidelines for use in calculating the Discounted  Value of the Company's  assets in connection with Fitch's ratings of Senior Securities.

     "Fitch  Eligible  Asset" means assets of the Company set forth in the Fitch
Guidelines as eligible for inclusion in calculating the Discounted  Value of the
Company's assets in connection with Fitch's ratings of Senior Securities.

     "Fitch Guidelines" mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch's ratings of Senior Securities.

     "Form 10-K" is defined in Section 7.1(b).

     "Form 10-Q" is defined in Section 7.1(a).

     "GAAP" means  generally  accepted  accounting  principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

          (a) the government of

               (i) the United States of America or any State or other  political subdivision thereof, or

               (ii)  any  other   jurisdiction  in  which  the  Company  or  any
          Subsidiary conducts all or any part of its business,  or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Hazardous  Material"  means  any and all  pollutants,  toxic or  hazardous wastes or other  substances  that might pose a hazard to health and safety,  the removal  of which may be  required  or the  generation,  manufacture,  refining, production, processing, treatment, storage, handling, transportation,  transfer, use, disposal, release,  discharge,  spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

                                      B-3

     "holder"  means,  with  respect to any Note,  the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section
13.1.

     "Institutional  Investor" means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the  aggregate  principal  amount of the Notes then  outstanding,  (c) any bank, trust company, savings and loan association or other financial institution,  any pension plan,  any  investment  company,  any insurance  company,  any broker or dealer,  or any other similar  financial  institution  or entity,  regardless of legal form, and (d) any Related Fund of any holder of any Note.

     "Lien"  means,  with respect to any Person,  any  mortgage,  lien,  pledge, charge, security interest or other encumbrance,  or any interest or title of any vendor,  lessor,  lender or other  secured  party to or of such Person under any conditional  sale or other title retention  agreement or Capital Lease,  upon or with respect to any property or asset of such Person  (including  in the case of
stock,   stockholder  agreements,   voting  trust  agreements  and  all  similar
arrangements).

     "Make-Whole  Amount" is defined in Section  8.6 for the Series D Notes and, in connection with each other series of Notes, the make-whole, breakage or other amounts provided for in the Supplement in respect of such other series of Notes.

     "Market Value" means the market value of an asset of the Company determined as follows:  For equity  securities,  the value obtained from readily  available market  quotations.  If an equity  security  is not traded on an exchange or not available  from a pricing  service  approved  by the Board of  Directors  of the
Company,  the  value  obtained  from  written  broker-dealer   quotations.   For
fixed-income  securities,  the value  obtained  from  readily  available  market quotations  based on the last sale  price of a security  on the day the  Company values its assets or the market  value  obtained  from a pricing  service or the value obtained from a direct written  broker-dealer  quotation from a dealer who has made a market in the security. "Market Value" for other securities will mean the value obtained pursuant to the Company's valuation procedures. If the market value of a security  cannot be obtained,  or the  Company's  investment  adviser determines  that the value of a security as so obtained  does not  represent the fair value of a  security,  fair  value for that  security  shall be  determined pursuant to the  valuation  procedures  adopted by the Board of Directors of the
Company.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

     "Material  Adverse  Effect"  means a  material  adverse  effect  on (a) the business, operations,  affairs, financial condition, assets or properties of the
Company  taken as a  whole,  (b) the  ability  of the  Company  to  perform  its obligations under this Agreement (including any Supplement) and the Notes or (c)
the validity or enforceability  of this Agreement  (including any Supplement) or the Notes.

     "Memorandum" is defined in Section 5.3.

                                      B-4

     "Moody's" means Moody's Investors  Service,  Inc., a Delaware  corporation, and its successors at law.

     "Moody's  Discount  Factor"  means the  discount  factors  set forth in the
Moody's  Guidelines for use in calculating the Discounted Value of the Company's assets in connection with Moody's ratings of Senior Securities.

     "Moody's  Eligible  Assets"  means  assets of the  Company set forth in the
Moody's Guidelines as eligible for inclusion in calculating the Discounted Value of the Company's assets in connection with Moody's ratings of Senior Securities.

     "Moody's  Guidelines"  mean the guidelines  provided by Moody's,  as may be amended  from  time to time,  in  connection  with  Moody's  ratings  of  Senior
Securities.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NAIC" means the National  Association  of Insurance  Commissioners  or any
successor thereto.

     "1940  Act" means the  Investment  Company  Act of 1940,  and the rules and regulations promulgated thereunder and all exemptive relief, if any, obtained by the Company thereunder, as the same may be amended from time to time.

     "1940  Act Asset  Coverage"  means  asset  coverage  of at least  300% with respect to all  outstanding  Senior  Securities as determined in accordance with
Section 18 of the 1940 Act as in effect on the date of  Closing,  determined  on the basis of values  calculated as of a time within 48 hours next  preceding the time of such determination.

     "Notes" is defined in Section 1.

     "NRSRO" means a nationally recognized statistical ratings organization.

     "Officer's  Certificate"  means a certificate of a Senior Financial Officer or of any other  officer of the  Company  whose  responsibilities  extend to the subject matter of such certificate.

     "Other Rating Agency" means each rating agency,  if any, other than Moody's or Fitch then providing a rating for the Senior Securities.

     "Other Rating Agency Discount  Factor" means the discount factors set forth in the Other Rating  Agency  Guidelines  of each Other Rating  Agency for use in calculating the Discounted  Value of the Company's assets in connection with the
Other Rating Agency's rating of Senior Securities.

     "Other Rating Agency Eligible Assets" means assets of the Company set forth in the Other Rating  Agency  Guidelines  of each Other Rating Agency as eligible for inclusion in

                                      B-5

calculating the Discounted  Value of the Company's assets in connection with the
Other Rating Agency's rating of Senior Securities.

     "Other Rating Agency Guidelines" mean the guidelines provided by each Other
Rating Agency, as may be amended from time to time, in connection with the Other
Rating Agency's rating of Senior Securities.

     "PBGC"  means the  Pension  Benefit  Guaranty  Corporation  referred to and defined in ERISA or any successor thereto.

     "Person" means an individual,  partnership,  corporation, limited liability company,  association,  trust, unincorporated  organization,  business entity or
Governmental Authority.

     "Plan"  means an  "employee  benefit  plan" (as defined in section  3(3) of
ERISA)  subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding  five years,  have been made or required to be made, by the Company or any ERISA  Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "property" or "properties"  means, unless otherwise  specifically  limited, real or  personal  property  of any  kind,  tangible  or  intangible,  choate or inchoate.

     "PTE" is defined in Section 6.2(a).

     "Purchaser" is defined in the first paragraph of this Agreement.

     "Qualified  Institutional  Buyer"  means  any  Person  who is a  "qualified institutional  buyer"  within  the  meaning  of such  term as set  forth in Rule
144A(a)(1) under the Securities Act.

     "Rating  Agency"  means  each of  Fitch  (if  Fitch is then  rating  Senior
Securities), Moody's (if Moody's is then rating Senior Securities) and any Other
Rating Agency.

     "Rating Agency  Guidelines"  mean Fitch Guidelines (if Fitch is then rating
Senior  Securities),  Moody's  Guidelines  (if  Moody's  is then  rating  Senior
Securities) and any Other Rating Agency Guidelines.

     "Related  Fund" means,  with respect to any holder of any Note, any fund or entity that (i)  invests in  Securities  or bank  loans,  and (ii) is advised or managed by such  holder,  the same  investment  advisor as such  holder or by an affiliate of such holder or such investment advisor.

     "Required  Holders"  means,  at any time,  the  holders  of at least 51% in principal amount of the Notes at the time  outstanding  (exclusive of Notes then owned by the Company or any of its Affiliates.

     "Responsible  Officer"  means any Senior  Financial  Officer  and any other officer  of the  Company  with  responsibility  for  the  administration  of the relevant portion of this Agreement.

                                      B-6

     "SEC"  shall mean the  Securities  and  Exchange  Commission  of the United
States, or any successor thereto.

     "Securities" or "Security" shall have the meaning specified in Section 2(1)
of the Securities Act.

     "Securities  Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations  promulgated thereunder from time to time in effect.

     "Senior Debt" means any  indebtedness of the Company which is unsecured and ranks on a parity with the Notes and which constitutes a long-term  liability in accordance with GAAP.

     "Senior  Financial  Officer" means the chief financial  officer,  principal accounting officer, treasurer or comptroller of the Company.

     "Senior  Securities" means all unsubordinated  indebtedness of the Company, including, without limitation, the Notes.

     "series" means any series of Notes issued pursuant to this Agreement or any
Supplement hereto.

     "Series D Notes" is defined in Section 1.1.

     "Significant  Subsidiary"  means at any time any  Subsidiary  that would at such time  constitute  a  "significant  subsidiary"  (as such term is defined in
Regulation  S-X of the  SEC as in  effect  on the  date of the  Closing)  of the
Company.

     "Subsidiary"  means, as to any Person, any other Person in which such first
Person or one or more of its  Subsidiaries  or such first Person and one or more of its Subsidiaries  owns sufficient  equity or voting interests to enable it or them  (as a group)  ordinarily,  in the  absence  of  contingencies,  to elect a majority of the  directors  (or Persons  performing  similar  functions) of such second Person,  and any partnership or joint venture if more than a 50% interest in the profits or capital  thereof is owned by such first  Person or one or more of its  Subsidiaries  or such first  Person and one or more of its  Subsidiaries
(unless such  partnership  or joint venture can and does  ordinarily  take major business actions without the prior approval of such Person or one or more of its
Subsidiaries). Unless the context otherwise clearly requires, any reference to a
"Subsidiary" is a reference to a Subsidiary of the Company.

     "Supplement" is defined in Section 1.2 of this Agreement.

     "SVO" means the Securities Valuation Office of the NAIC or any successor to such Office.

     "USA  Patriot  Act" means  United  States  Public Law  107-56,  Uniting and
Strengthening  America by Providing  Appropriate Tools Required to Intercept and
Obstruct  Terrorism (USA P

                                      B-7

ATRIOT  ACT) Act of 2001,  as  amended  from  time to time,  and the  rules  and regulations promulgated thereunder from time to time in effect.

     "Valuation Date" means every Friday, or, if such day is not a Business Day, the next preceding  Business Day;  provided,  however,  that the first Valuation
Date may occur on any other date established by the Company; provided,  further, however, that such first Valuation Date shall be not more than one week from the date on which Notes initially are issued.

     "Wholly-Owned  Subsidiary"  means,  at any time,  any Subsidiary all of the equity interests (except  directors'  qualifying shares) and voting interests of which  are  owned  by any one or more of the  Company  and the  Company's  other
Wholly-Owned Subsidiaries at such time.

                                      B-8

                              DISCLOSURE MATERIALS

                                      None.

                                  SCHEDULE 5.3
                       (to Master Note Purchase Agreement)

                              FINANCIAL STATEMENTS

     Annual  Report for the Fiscal Year ended  November 30, 2006 which  includes but is not  limited  to  Summary  Financial  Information,  Key  Financial  Data,
Schedule of  Investments,  Statement  of Assets and  Liabilities,  Statement  of
Operations,  Statement  of  Changes  in Net  Assets,  Statement  of Cash  Flows,
Financial Highlights and Notes to Financial Statements

     2007  Second  Quarterly  Report for the 6 months  ended May 31,  2007 which includes  but is not limited to Summary  Financial  Information,  Key  Financial
Data, Schedule of Investments.,  Statement of Assets and Liabilities,  Statement
of  Operations,  Statement  of Changes in Net Assets,  Statement  of Cash Flows,
Financial Highlights and Notes to Financial Statements.

                                  SCHEDULE 5.5
                       (to Master Note Purchase Agreement)

                                Schedule 5.15(a)

                 EXISTING INDEBTEDNESS AS OF SEPTEMBER 30, 2007

           TITLE OF SECURITY          PRINCIPAL AMOUNT OUTSTANDING       MATURITY DATE

Tortoise Notes Series A                         $60,000,000                  11/14/45
Tortoise Notes Series B                          60,000,000                  11/14/45
Tortoise Notes Series C                          70,000,000                    4/2/47
Unsecured Revolving Credit Facility               9,200,000                   3/21/08
                                             --------------
                                               $199,200,000

                                Schedule 5.15(b)

     Indenture dated as of November 14, 2005 between the Company and The Bank of
New York Trust Company, N.A., as trustee (the "Trustee")

     Supplemental  Indenture  of Trust dated as of November 14, 2005 between the
Company and the Trustee

     Supplemental  Indenture  of Trust  dated as of March 29,  2007  between the
Company and the Trustee

     Credit  Agreement  dated as of March 22, 2007  between the Company and U.S.
Bank National Association, as Agent

     First  Amendment to Credit  Agreement dated as of May 29, 2007 by and among the Company, U.S. Bank National Association,  Fifth Third Bank, The Bank of Nova
Scotia and Comerica Bank

     Second  Amendment to Credit  Agreement  dated as of October 31, 2007 by and among the Company, U.S. Bank National Association, Fifth Third Bank, The Bank of
Nova Scotia and Comerica Bank

                                  SCHEDULE 5.15
                       (to Master Note Purchase Agreement)

                             [FORM OF SERIES D NOTE]

                       TORTOISE ENERGY CAPITAL CORPORATION

               6.07% SENIOR NOTE, SERIES D, DUE DECEMBER 21, 2014

No. RD- [___]                                                             [Date]
$[_______]                                                        PPN 89147@ AA3

     FOR VALUE RECEIVED,  the undersigned,  Tortoise Energy Capital  Corporation
(herein called the  "Company"),  a corporation  organized and existing under the laws of the State of  Maryland,  hereby  promises to pay to  [____________],  or registered assigns, the principal sum of [_____________________]  DOLLARS (or so much thereof as shall not have been prepaid) on December 21, 2014, with interest
(computed  on the basis of a 360-day  year of twelve  30-day  months) (a) on the unpaid  balance  hereof  at the rate of 6.07% per  annum  from the date  hereof, payable  quarterly,  on the 21st day of March,  June,  September and December in
each  year,  commencing  with  the  March,  June,  September  or  December  next succeeding the date hereof, until the principal hereof shall have become due and payable,  and  (b) to the  extent  permitted  by  law,  on any  overdue  payment
(including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable quarterly as aforesaid
(or, at the option of the registered  holder hereof,  on demand),  at a rate per annum  from time to time  equal to the  greater of (i) 8.07% and (ii) 2.00% over the rate of interest publicly announced by Bank of New York from time to time in
New York, New York as its "base" or "prime" rate.

     Payments  of  principal  of,  interest  on and any  Make-Whole  Amount with respect  to this Note are to be made in  lawful  money of the  United  States of
America at Bank of New York or at such  other  place as the  Company  shall have designated by written  notice to the holder of this Note as provided in the Note
Purchase Agreement referred to below.

     This Note is one of a series of Senior  Notes  (herein  called the "Notes")
issued pursuant to the Master Note Purchase Agreement,  dated as of December 21,
2007 (as from time to time amended, modified or supplemented, the "Note Purchase
Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality  provisions set forth  in  Section  20  of  the  Note  Purchase  Agreement  and  (ii)  made  the representation set forth in Section 6.2 of the Note Purchase  Agreement.  Unless
otherwise  indicated,  capitalized  terms  used  in this  Note  shall  have  the respective meanings ascribed to such terms in the Note Purchase Agreement.

     This  Note is a  registered  Note and,  as  provided  in the Note  Purchase
Agreement, upon surrender of this Note for registration of transfer, accompanied by a written  instrument of transfer duly  executed,  by the  registered  holder hereof or such holder's  attorney duly  authorized in writing,  a new Note for a like  principal  amount  will be issued to, and  registered  in the name of, the transferee.  Prior to due presentment for registration of transfer,  the Company may treat

                                    EXHIBIT 1
                       (to Master Note Purchase Agreement)

the person in whose  name this Note is  registered  as the owner  hereof for the purpose of receiving  payment and for all other  purposes,  and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment,  in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner,  at the price
(including any applicable Make-Whole Amount) and with the effect provided in the
Note Purchase Agreement.

     This Note shall be  construed  and  enforced in  accordance  with,  and the rights of the Company and the holder of this Note shall be governed  by, the law of the State of New York excluding  choice-of-law  principles of the law of such
State that would permit the application of the laws of a jurisdiction other than such State.

                                       TORTOISE ENERGY CAPITAL CORPORATION

                                       By
                                         ---------------------------------------
                                           Name:
                                           Its:

                                      -2-

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY

                              [Form to be attached]

                                 EXHIBIT 4.4(a)
                       (to Master Note Purchase Agreement)

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

                    [TO BE PROVIDED ON A CASE BY CASE BASIS]

                                 EXHIBIT 4.4(b)
                       (to Master Note Purchase Agreement)

================================================================================

                       TORTOISE ENERGY CAPITAL CORPORATION

              [NUMBER] SUPPLEMENT TO MASTER NOTE PURCHASE AGREEMENT

                       Dated as of ______________________

            Re: $____________ _____% , Series _______ , Senior Notes
                            DUE _____________________

================================================================================

                                    EXHIBIT S
                       (to Master Note Purchase Agreement)

                       TORTOISE ENERGY CAPITAL CORPORATION
                        10801 Mastin Boulevard, Suite 222
                           Overland Park, Kansas 66210

                                                                     Dated as of
                                                      ____________________, 20__

To the Purchaser(s) named in
Schedule A hereto

Ladies and Gentlemen:

     This  [Number]   Supplement  to  Master  Note   Purchase   Agreement   (the
"Supplement")  is  between  TORTOISE  ENERGY  CAPITAL  CORPORATION,  a  Maryland
corporation (the "Company"), and the institutional investors named on Schedule A attached hereto (the "Purchasers").

                                 R E C I T A L S

     A. The Company has entered into the Master Note Purchase Agreement dated as of December 21, 2007 with the  purchasers  listed in Schedule A thereto [and one
or  more  supplements  or  amendments   thereto]  (as  heretofore   amended  and
supplemented, the "Note Purchase Agreement"); and

     B. The  Company  desires to issue and sell,  and the  Purchasers  desire to purchase,  an  additional  series  of Notes  (as  defined  in the Note  Purchase
Agreement)  pursuant to the Note Purchase  Agreement and in accordance  with the terms set forth below;

     NOW, THEREFORE, the Company and the Purchasers agree as follows:

          1.  Authorization  of  the  New  Series  of  Notes.  The  Company  has
     authorized the issue and sale of $__________  aggregate principal amount of its _____%,  Series ______,  Senior Notes due _________,  ____ (the "Series
     ______  Notes").  The Series ____ Notes,  together  with the Series D Notes
     [and the Series ____ Notes]  initially issued pursuant to the Note Purchase
     Agreement  [and the  _________  Supplement]  and each series of  Additional
     Notes  which may from time to time  hereafter  be  issued  pursuant  to the provisions of Section 1.2 of the Note Purchase Agreement,  are collectively referred  to as the  "Notes"  (such term shall also  include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase
     Agreement).  The Series _____ Notes shall be  substantially in the form set out in Exhibit 1 hereto  with such  changes  therefrom,  if any,  as may be approved by the Purchaser(s) and the Company.

          2. Sale and  Purchase  of Series [ ] Notes.  Subject  to the terms and conditions of this  Supplement  and the Note Purchase  Agreement and on the
     basis of the  representations  and warranties  hereinafter  set forth,  the
     Company will issue and sell to

     each of the Purchasers,  and the Purchasers will purchase from the Company, at the  Closing  provided  for in Section  3,  Series  [____]  Notes in the principal amount specified  opposite their respective names in the attached
     Schedule A hereto at the  purchase  price of 100% of the  principal  amount thereof.  The  obligations of the Purchasers  hereunder are several and not joint  obligations  and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

          3.  Closing.  The sale and  purchase of the Series  ______ Notes to be purchased  by each  Purchaser  shall  occur at the  offices of  [INVESTORS'
     COUNSEL  ADDRESS] at 10:00 A.M.  Chicago time, at a closing (the "Closing")
     on ______,  ____ or on such other  Business Day  thereafter  on or prior to
     _______,  ____ as may be agreed upon by the Company and the Purchasers.  At the Closing,  the Company will deliver to each  Purchaser the Series ______
     Notes to be  purchased  by such  Purchaser  in the form of a single  Series
     ______ Note (or such greater number of Series ______ Notes in denominations of at least U.S.  100,000 as such  Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such
     Purchaser's nominee),  against delivery by such Purchaser to the Company or its order of  immediately  available  funds in the  amount of the  purchase price  therefor by wire  transfer of  immediately  available  funds for the account of the Company to account  number  [__________________________]  at
     ____________ Bank, [Insert Bank address, ABA number for wire transfers, and any other  relevant wire  transfer  information].  If, at the Closing,  the
     Company  shall fail to tender such Series  ______ Notes to any Purchaser as provided  above in this  Section 3, or any of the  conditions  specified in
     Section 4 shall not have been  fulfilled to any  Purchaser's  satisfaction, such Purchaser  shall,  at such  Purchaser's  election,  be relieved of all further  obligations  under this  Agreement,  without  thereby  waiving any rights  such  Purchaser  may  have  by  reason  of  such  failure  or  such nonfulfillment.

          4. Conditions to Closing. The obligation of each Purchaser to purchase and pay for the Series  ______  Notes to be sold to such  Purchaser  at the
     Closing is subject to the  fulfillment  to such  Purchaser's  satisfaction, prior to the Closing,  of the conditions set forth in Section 4 of the Note
     Purchase  Agreement  ((A) except  that (1) all  references  to  "Purchaser"
     therein  shall  be  deemed  to  refer  to  the  Purchasers  hereunder,  all references  to  "this  Agreement"  shall  be  deemed  to  refer to the Note
     Purchase  Agreement as supplemented by this Supplement,  and all references to  "Notes"  or  "Series D Notes"  therein  shall be deemed to refer to the
     Series [___] Notes, and as hereafter modified, and (2) the reference to the
     Memorandum, as defined herein, is deemed to be the Memorandum as defined in
     Section 5.3 of the Note  Purchase  Agreement,  for  purposes of the closing condition  in  Section  4.2 of the  Note  Purchase  Agreement),  and to the
     following additional conditions:

               (a)  Except  as  supplemented,   amended  or  superceded  by  the
          representations  and warranties set forth in Exhibit A hereto, each of the  representations  and  warranties  of the Company  (which shall be adjusted  to include  any  Subsidiaries  then  existing)  set forth in
          Section 5 of the Note  Purchase  Agreement  shall be correct as of the date of Closing and the Company shall have

          delivered to each Purchaser an Officer's  Certificate,  dated the date of the Closing certifying that such condition has been fulfilled.

               (b) Contemporaneously with the Closing, the Company shall sell to each Purchaser,  and each Purchaser shall purchase,  the Series ______
          Notes to be purchased by such Purchaser at the Closing as specified in
          Schedule A.

               (c) [Set forth any modifications and additional conditions]

          5. Representations and Warranties of the Company. With respect to each of the  representations  and warranties  contained in Section 5 of the Note
     Purchase  Agreement,  the Company represents and warrants to the Purchasers that, as of the date hereof,  such  representations and warranties are true and correct (A) except that all references to "Purchaser"  therein shall be deemed  to refer  to the  Purchasers  hereunder,  all  references  to "this
     Agreement"  shall be  deemed  to refer to the Note  Purchase  Agreement  as supplemented by this Supplement, and all references to "Notes" or "Series D
     Notes" therein shall be deemed to refer to the Series [___] Notes,  and (B)
     except for changes to such  representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule 5
     (and shall include an updated form of Section 5.3).

          [Set  forth  any  modifications  and  additional  representations  and warranties.]

          6.  Representations of the Purchasers.  Each Purchaser confirms to the
     Company  that  the  representations  set  forth  in  Section  6 of the Note
     Purchase  Agreement are true and correct on the date hereof with respect to the purchase of the Series ____ Notes by such Purchaser.

          7.  Prepayments  of  the  Series  [  ]  Notes.  [Here  insert  special provisions for Series __ Notes including prepayment  provisions  applicable to Series __ Notes (including  Make-Whole Amount or any applicable premium, if any) and the  definition  of "Default  Rate" for the Series __ Notes and the definition of "Business Day" related to the calculation of a Make-Whole
     Amount or any applicable premium for the Series ___ Notes.]

          8.  Maturity;  Interest.  The Series [__] Notes will have the maturity dates and bearing interest at the rates set forth therein.

          9.  Applicability  of Note  Purchase  Agreement.  Except as  otherwise expressly  provided  herein (and  expressly  permitted by the Note Purchase
     Agreement),  all of the  provisions  of the  Note  Purchase  Agreement  are incorporated by reference herein,  shall apply to the Series [___] Notes as if expressly  set forth in this  Supplement  and all  references to "Notes"
     shall include the Series [___] Notes.  Without limiting the foregoing,  the
     Company  agrees to pay all costs and expenses  incurred in connection  with the  initial  filing  of this  Supplement  and all  related  documents  and financial information

                                      -3-

     with the SVO  provided  at such  costs and  expenses  with  respect  to the
     [describe series of notes] shall not exceed [___________].

          10.  Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED AND ENFORCED IN
     ACCORDANCE  WITH,  AND THE RIGHTS OF THE PARTIES  SHALL BE GOVERNED BY, NEW
     YORK LAW.

          11. The  Company  and each  Purchaser  agree to be bound by and comply with the terms and  provisions of the Note Purchase  Agreement as fully and completely  as if such  Purchaser  were an original  signatory  to the Note
     Purchase Agreement.

          [12. Additional  Provisions.  The Series [__] Notes are subject to the following additional  provisions:][include whether any additional covenants are subject to Section 11(c) of the Note Purchase Agreement]

     The execution  hereof shall  constitute a contract  between the Company and the  Purchaser(s)  for the uses and  purposes  hereinabove  set forth,  and this agreement  may  be  executed  in  any  number  of  counterparts,  each  executed counterpart constituting an original but all together only one agreement.

                                       TORTOISE ENERGY CAPITAL CORPORATION

                                       By_______________________________________
                                          Name:_________________________________
                                          Title:________________________________

Accepted as of __________, _____

                                       [VARIATION]

                                       By_______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                      -4-

                       INFORMATION RELATING TO PURCHASERS

                                                                       PRINCIPAL
NAME AND ADDRESS OF PURCHASER                                   AMOUNT OF SERIES ______
                                                                 NOTES TO BE PURCHASED
[NAME OF PURCHASER]                                            $
(1)      All payments by wire transfer of immediately
         available funds to:

         with sufficient information to identify the source
         and application of such funds.
(2)      All  notices  of  payments  and  written  confirmations  of  such  wire transfers:

         (3) All other communications: (4) U.S. Tax Identification Number

                                   SCHEDULE A
                                 (to Supplement)

                          SUPPLEMENTAL REPRESENTATIONS

     The  Company  represents  and  warrants  to each  Purchaser  that except as hereinafter  set  forth  in this  Exhibit  A,  each of the  representations  and warranties  set forth in Section 5 of the Note  Purchase  Agreement  is true and correct in all  material  respects  as of the date  hereof  with  respect to the
Series  ______  Notes  with the same force and  effect as if each  reference  to
"Series D Notes" set forth  therein was  modified  to refer the  "Series  ______
Notes" and each reference to "this  Agreement"  therein was modified to refer to the Note  Purchase  Agreement as  supplemented  by the _______  Supplement.  The
Section  references  hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

     Section 5.3. Disclosure. The Company, through its agent, _________________, has  delivered  to each  Purchaser a copy of a [Private  Placement  Memorandum], dated [__________] (the "Memorandum"), relating to the transactions contemplated by the [Number] Supplement.  The Note Purchase Agreement, the Memorandum and the
certificates  delivered  to the  Purchasers  by or on behalf of the  Company  in connection with the transactions contemplated hereby and [identified in Schedule
5.3 to the [Number] Supplement,  and the financial statements listed in Schedule
5.5 to the [Number] Supplement (the Note Purchase Agreement,  the Memorandum and
such  certificates  and  financial  statements  listed  in  Schedule  5.5 to the
[Number]  Supplement  delivered to each  Purchaser  prior to [circle date] being referred to, collectively, as the "Disclosure Documents"),  taken as a whole, do not  contain  any  untrue  statement  of a  material  fact or omit to state  any material fact necessary to make the  statements  therein not misleading in light of the  circumstances  under which they were made.  Except as  disclosed  in the
Disclosure  Documents,  since [last audit date], there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries  except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     Section 5.5. Financial Statements;  Material  Liabilities.  The Company has
delivered to each  Purchaser  copies of the financial  statements of the Company and its Subsidiaries listed on Schedule 5.5 to the [Number]  Supplement.  All of said  financial  statements  (including  in each case the related  schedules and notes) fairly  present in all material  respects the  financial  position of the
Company  as  of  the  respective  dates  specified  in  such  Schedule  and  the consolidated  results  of their  operations  and cash  flows for the  respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto
(subject,  in the case of any interim financial  statements,  to normal year-end adjustments).  The Company does not have any Material  liabilities  that are not disclosed on such financial  statements or otherwise disclosed in the Disclosure
Documents.

     Section  5.13.  Private  Offering by the  Company.  Neither the Company nor
anyone  acting on its behalf  has  offered  the  Series __ Notes or any  similar securities  for sale to, or solicited  any offer to buy any of the same from, or otherwise  approached or negotiated  in respect  thereof with,  any person other than the Purchasers and not more than [______]  other  Institutional  Investors, each of which has been  offered the Series  ______  Notes at a private  sale for investment.  Neither

                                    EXHIBIT A
                                 (to Supplement)

the Company nor anyone acting on its behalf has taken,  or will take, any action that  would  subject  the  issuance  or sale of the Series  ______  Notes to the registration  requirements  of  Section  5 of  the  Securities  Act  or  to  the
registration  requirements  of any securities or blue sky laws of any applicable jurisdiction.

     Section 5.14. Use of Proceeds;  Margin Regulations.  The Company will apply
the    proceeds    of   the    sale   of   the    Series    ______    Notes   to
______________________________   and  for  general  corporate  purposes  of  the
Company.  No part of the  proceeds  from the  sale of the  Series  ______  Notes pursuant to the [Number]  Supplement will be used,  directly or indirectly,  for the purpose of buying or carrying or trading in any  securities  or margin stock under such  circumstances as to involve the Company in a violation of Regulation
X of the Board of  Governors  of the Federal  Reserve  System (12 CFR 224) or to
involve any broker or dealer in a violation  of  Regulation  T of said Board (12
CFR 220) or to involve any lender in violation of Regulation U of said Board (12
CFR 221).  Margin stock does not constitute more than [___%] of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than [___%] of the value of such assets. As used in this Section,  the terms "margin stock" and
"purpose of buying or carrying" shall have the meanings assigned to them in said
Regulation U.

     Section 5.15. Existing Indebtedness.  Except as described therein, Schedule
5.15 to the  [Number]  Supplement  sets forth a complete and correct list of all outstanding  indebtedness of the Company and its Subsidiaries as of [__________]
(including  a  description  of  the  obligors  and  obligees,  principal  amount outstanding  and collateral  therefor,  if any, and Guaranty  thereof,  if any), since  which date there has been no  Material  change in the  amounts,  interest rates, sinking funds,  installment payments or maturities of the indebtedness of the Company and its  Subsidiaries.  Neither the Company nor any Subsidiary is in
default and no waiver of default is currently  in effect,  in the payment of any principal or interest on any indebtedness of the Company or any Subsidiary,  and no event or condition  exists with respect to any indebtedness of the Company or any Subsidiary the  outstanding  principal  amount of which exceeds  $10,000,000 that would  permit  (or that with  notice or the lapse of time,  or both,  would permit) one or more Persons to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b)  Neither the Company  nor any  Subsidiary  is a party to, or  otherwise subject to any provision contained in, any instrument evidencing indebtedness of the  Company or any  Subsidiary,  any  agreement  relating  thereto or any other agreement  (including,  but not limited to, its charter or other  organizational document) which limits the amount of, or otherwise  imposes  restrictions on the incurring of, indebtedness of the Company,  except as specifically  indicated in
Schedule 5.15 to the [Number] Supplement.

     [Add any  additional  Sections as appropriate at the time the Series ______
Notes are issued]

                                      -2-

                           [FORM OF SERIES ____ NOTE]

                       TORTOISE ENERGY CAPITAL CORPORATION

             [COUPON]% SENIOR NOTE, SERIES ___, DUE [MATURITY DATE]

No. R__- [_____]                                                          [Date]
$[_______]                                                   PPN[______________]

     FOR VALUE RECEIVED,  the undersigned,  TORTOISE ENERGY CAPITAL  CORPORATION
(herein called the  "Company"),  a corporation  organized and existing under the laws of  Maryland,  hereby  promises  to pay to  [____________],  or  registered assigns,  the  principal  sum of  [_____________________]  DOLLARS  (or so  much thereof as shall not have been  prepaid) on  [_________,  ____],  with  interest
(computed  on the basis of a 360-day  year of twelve  30-day  months) (a) on the unpaid  balance  hereof at the rate of [Coupon]% per annum from the date hereof, payable  [semiannually  or quarterly],  on the [___] day of [__________] in each year, commencing with the [_________] next succeeding the date hereof, until the principal  hereof  shall  have  become  due and  payable,  and (b) to the extent permitted by law, on any overdue payment  (including any overdue  prepayment) of principal,  any  overdue  payment of  interest  and any  overdue  payment of any
Make-Whole Amount, payable [semi-annually or quarterly] as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time  equal to the  greater  of (i)  [___]% or (ii)  [___]%  over the rate of interest publicly announced by [name of reference bank] from time to time in New
York, New York as its "base" or "prime" rate.

     Payments  of  principal  of,  interest  on and any  Make-Whole  Amount with respect  to this Note are to be made in  lawful  money of the  United  States of
America at [_____] or at such other place as the Company  shall have  designated by written  notice to the holder of this Note as provided  in the Note  Purchase
Agreement referred to below.

     This Note is one of a series of Senior  Notes  (herein  called the "Notes")
issued pursuant to the Master Note Purchase Agreement,  dated as of December 21,
2007 (as from time to time amended, modified or supplemented, the "Note Purchase
Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality  provisions set forth  in  Section  20  of  the  Note  Purchase  Agreement  and  (ii)  made  the representation set forth in Section 6.2 of the Note Purchase  Agreement.  Unless
otherwise  indicated,  capitalized  terms  used  in this  Note  shall  have  the respective meanings ascribed to such terms in the Note Purchase Agreement.

     This  Note is a  registered  Note and,  as  provided  in the Note  Purchase
Agreement, upon surrender of this Note for registration of transfer, accompanied by a written  instrument  of transfer  duly  executed by the  registered  holder hereof or such holder's  attorney duly  authorized in writing,  a new Note for a like  principal  amount  will be issued to, and  registered  in the name of, the transferee.  Prior to due presentment for registration of transfer,  the Company may treat

                                    EXHIBIT 1
                                 (to Supplement)

the person in whose  name this Note is  registered  as the owner  hereof for the purpose of receiving  payment and for all other  purposes,  and the Company will not be affected by any notice to the contrary.

     [The Company will make required  prepayments  of principal on the dates and in the amounts  specified in the ______  Supplement to Note  Purchase  Agreement
dated _______.] [This Note is [also] subject to [optional] prepayment,  in whole or from time to time in part,  at the times  and on the terms  specified  in the
______ Supplement to Note Purchase Agreement dated _______,  but not otherwise.]
[This Note is not subject to prepayment.]

     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner,  at the price
(including any applicable Make-Whole Amount) and with the effect provided in the
Note Purchase Agreement.

     This Note shall be  construed  and  enforced in  accordance  with,  and the rights of the Company and the holder of this Note shall be governed  by, the law of the State of New York excluding  choice-of-law  principles of the law of such
State that would permit the application of the laws of a jurisdiction other than such State.

                                       TORTOISE ENERGY CAPITAL CORPORATION

                                       By_______________________________________
                                          [Title]